UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.          )

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MGIC Investment Corporation
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MGIC

MGIC Investment Corporation

Notice of 2024 Annual Meeting and Proxy Statement

2023 Annual Report to Shareholders

MGIC Investment Corporation
Notice of 2024 Annual Meeting of Shareholders

Meeting Date & Time April 25, 2024 9:00 a.m. Central Time	Via Webcast www.virtualshareholdermeeting.com/MTG2024 Admittance to the webcast begins at 8:45 a.m.
To MGIC Investment Corporation Shareholders:
At our 2024 Annual Shareholders’ Meeting, you will be asked to vote upon the following proposals:

Items of Business
Proposal 1	Election of thirteen directors
Proposal 2	Advisory vote to approve named executive officer compensation
Proposal 3	Ratification of appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024
Proposal 4	Any other matters that properly come before the meeting.
Your vote is very important. Whether or not you plan to attend our Annual Meeting, we encourage you to read our proxy materials and to vote as soon as possible using one of the methods described beginning on page 75.

By Order of the Board of Directors,

Paula C. Maggio
Executive Vice President, General Counsel and Secretary
March 22, 2024

PROXY STATEMENT AND 2023 ANNUAL REPORT TO SHAREHOLDERS AVAILABLE AT HTTPS://MATERIALS.PROXYVOTE.COM/552848

Item 3 – Ratification of Appointment of Independent Registered Public Accounting Firm	70
Audit Committee Report	71
Other Matters	72
Stock Ownership	72
About the Meeting and Proxy Materials	74
Appendix A – Glossary of Terms and Acronyms	App A - 1
Appendix B – Explanation and Reconciliation of Non-GAAP Financial Measures	App B - 1

MGIC Investment Corporation P.O. Box 488 MGIC Plaza, 270 East Kilbourn Avenue Milwaukee, WI 53201

Proxy Statement
Our Board of Directors is soliciting proxies for the Annual Meeting of Shareholders to be held Thursday, April 25, 2024 at 9:00 a.m. Central time, via webcast at www.virtualshareholdermeeting.com/MTG2024, and at any postponement or adjournment of the meeting. In this Proxy Statement we sometimes refer to MGIC Investment Corporation as “the Company,” “we” or “us.” This Proxy Statement and the enclosed form of proxy are being mailed to shareholders beginning on March 22, 2024. If you have any questions about attending our Annual Meeting, you can call Investor Relations at (414) 347-2635.
Proxy Summary
This summary highlights information contained elsewhere in our Proxy Statement and does not contain all of the information you should consider. Please review the Company’s complete Proxy Statement before voting. Please refer to our Glossary of Terms and Acronyms in Appendix A to this Proxy Statement for definitions of certain capitalized terms.
Voting Matters and Board Recommendation

Proposal	Voting Matter	More Information	Board Vote Recommendation
1	Election of Thirteen Directors	Page 25	FOR each Director Nominee
2	Advisory Vote on Executive Compensation	Page 29	FOR
3	Ratification of Independent Registered Public Accounting Firm	Page 70	FOR

MGIC Investment Corporation – 2024 Proxy Statement │ 1

PROXY SUMMARY
Our Business Strategies and 2023 Highlights
Through our subsidiary, Mortgage Guaranty Insurance Corporation (MGIC), we are a leading provider of mortgage insurance to lenders throughout the United States and to Fannie Mae and Freddie Mac (the GSEs). Our business strategies are to 1) maximize the value we create through our mortgage credit enhancement activities; 2) differentiate ourselves through our customer experience; 3) establish a competitive advantage through our digital and analytical capabilities; 4) excel at acquiring, managing and distributing mortgage credit risk and the related capital; 5) maintain financial strength through economic cycles; and 6) foster an environment that embraces diversity and best positions our people to succeed. As we discuss in the Compensation Discussion & Analysis (CD&A), the compensation of our Named Executive Officers (NEOs) is tied to our financial performance and to performance against business objectives that directly support these business strategies.
As we began 2023, the volume of mortgage originations was predicted to be 22% lower than in 2022, and 59% lower as compared to 2021. Additionally, there was uncertainty about mortgage rates and affordability challenges were expected to temper homebuyer demand. Despite these headwinds, we demonstrated strong performance, including against performance measures that are considered in determining the annual bonus and long-term equity compensation of our NEOs.
Net income for 2023 was $712.9 million on revenues of $1.2 billion. In 2023, our new insurance written was $47.8 billion, reflective of our performance and the smaller mortgage origination market size. While our 2023 NIW is lower than the most recent three years of record results, as shown below it is comparable to the more normalized levels seen before the onset of the COVID-19 pandemic. Our insurance in force at the end of 2023 was $293.5 billion, just short of the all-time high of $295.3 billion that we reached in 2022. Our adjusted net operating income per diluted share was $2.53 in 2023. These metrics, among others, were considered when determining the 2023 bonuses of our NEOs and our success in advancing our business strategies.

2 │ MGIC Investment Corporation – 2024 Proxy Statement

PROXY SUMMARY
New Insurance Written (NIW)
(billions)1
Insurance in Force (IIF)
(billions)2

Adjusted Net Operating Income per Diluted Share3

1
For purposes of the bonus plan, NIW includes (i) traditional loan level insurance, (ii) loan level insurance executed through a managing agent or directly with a GSE or other entity, and (iii) credit risk transfer (calculated as 1/3 of the unpaid principal balance of the loans committed to be insured by us during the year). NIW received credit for bonus purposes only if its expected risk-adjusted return on capital exceeded the Company's hurdle rate. Because the NIW for the bonus plan includes a more comprehensive definition of NIW when compared to the primary NIW disclosed for financial reporting purposes, NIW figures shown in our financial reporting differ slightly from what is shown in this Proxy Statement.

2	For purposes of the bonus plan, IIF is the unpaid principal balance, as reported to us, of the loans insured by us, as of the end of the year, adjusted for financial impacts of GSE-mandated mortgage insurance cancellations inconsistent with prior business practices.
3
This is a non-GAAP measure of performance. For a description of how we calculate this measure and for a reconciliation of this measure to its nearest comparable GAAP measure, see Appendix B to this Proxy Statement.

MGIC Investment Corporation – 2024 Proxy Statement │ 3

PROXY SUMMARY
Following are several additional 2023 accomplishments that furthered our business strategies.

Business Strategy		Results
Maximize value created through mortgage credit enhancement activities	è	Increased book value per common share by 18%. Earned $712.9 million of net income on $1.2 billion of revenues. Earned a 15.4% return on beginning shareholders' equity.
Differentiate through customer experience	è
Modernized and differentiated the value we provide to our customers by making it easier to do business with MGIC.
Ongoing evolution of our business development functions in order to adjust to changing buying behaviors in the marketplace. MGIC's consultative sales approach remains a differentiator.
Continued to make investments to maintain and enhance our customer experience advantage.

Establish competitive advantage through digital and analytical capabilities	è
Established an Enterprise Project Management Office to prioritize and monitor the progress of our technological initiatives and investments.
Enhanced our risk-based pricing tool, MiQ, to better compete in an increasingly dynamic market.
Continued to transform our business processes along a number of dimensions, including data and analytics, modeling, and data management.

Excel at acquiring, managing and distributing mortgage credit risk and related capital	è
Expanded our reinsurance program by:
•Securing quota share reinsurance covering the majority of our 2024 NIW.
•Entering into a $330 million excess of loss reinsurance agreement executed through an insurance linked note transaction.
•Placing a forward-commitment excess of loss reinsurance agreement providing $97 million in limit covering 2023 NIW.
These transactions allowed us to better manage our risk profile and provided a source of capital relief.

4 │ MGIC Investment Corporation – 2024 Proxy Statement

PROXY SUMMARY

Business Strategy		Results
Maintain financial strength through economic cycles	è
S&P upgraded MGIC's long-term financial strength rating to A- and the long-term Issuer Credit Rating of MGIC Investment Corporation was upgraded to BBB-.
AM Best revised the outlook for MGIC's financial strength rating from stable to positive.
Maintained financial strength and capital flexibility while paying shareholder dividends of $0.43 per share for the year, a 19% increase from 2022.
Repurchased 21.7 million of outstanding shares.
Fully retired our outstanding 9% Junior Convertible Debentures, which eliminated approximately 1.6 million potentially dilutive shares.
Our capital is well in excess of the requirements of the GSEs and state regulators.

Foster an environment that embraces diversity and best positions people to succeed	è
Continued to provide a competitive package of benefits that recognize the unique needs of our workforce and their families.
Held quarterly town hall meetings focusing on collaboration, planning, prioritization and transparency through open dialogue. Offered co-workers paid time off for volunteering.
Expanded our diversity, equity and inclusion ("DEI") work:
•Launched a Community Grant Program to award community grants to non-profit organizations nominated by co-workers.
•Produced a customer-facing webinar series to discuss and provide DEI resources relevant to the mortgage industry.
•Hosted small group DEI dialogue sessions as well as quarterly workshops that focused on equitable homeownership.

MGIC Investment Corporation – 2024 Proxy Statement │ 5

PROXY SUMMARY
Board Nominees

Name	Age[1]	Director Since	Primary Occupation	Independent	Committee Memberships[2]
Analisa M. Allen	65	2020	Consultant with Gerson Lehrman Group; Former CIO of Data & Analytics and CIO for Home Lending Technology of JP Morgan Chase's consumer bank	Yes	• BT&T • Risk Management
Daniel A. Arrigoni	73	2013	Former President and CEO of U.S. Bank Home Mortgage Corp.	Yes	• MDNG • Risk Management
C. Edward Chaplin ▲	67	2014	Former President and CFO of MBIA Inc.	Yes	• Audit (C) • Securities Inv.
Curt S. Culver	71	1999	Chairman of the Board and former CEO of MGIC Investment Corp.	No	• Executive
Jay C. Hartzell ▲	54	2019	President of the University of Texas at Austin	Yes	• Audit • Risk Management
Timothy A. Holt	71	2012	Former SVP and Chief Investment Officer of Aetna, Inc.	Yes	• MDNG • Securities Inv. (C)
Jodeen A. Kozlak	60	2018	Founder and CEO of Kozlak Capital Partners, LLC; Former Global SVP of Human Resources of Alibaba Group	Yes	• BT&T (C) • MDNG
Michael E. Lehman	73	2001	Lead Independent Director of MGIC Investment Corp; Former EVP and CFO of Sun Microsystems, Inc.	Yes	• BT&T • Executive • MDNG (C)
Teresita M. Lowman ▲	59	2022	Strategic Advisor to Launch Factory; Former VP of DXC Technology Company	Yes	• Audit • BT&T
Timothy J. Mattke	48	2019	CEO of MGIC Investment Corp.	No	• Executive (C)
Sheryl L. Sculley ▲	71	2019	Consultant with Strategic Partnerships, Inc.; Adjunct Professor at the University of Texas at Austin; Former City Manager of the City of San Antonio, Texas	Yes	• Audit • Securities Inv.
Michael L. Thompson	68	2023	President and CEO of Fair Oaks Foods	Yes	• Risk Management
Mark M. Zandi	64	2010	Chief Economist of Moody's Analytics, Inc.	Yes	• Risk Management (C) • Securities Inv.

1	As of March 22, 2024
2	BT&T = Business Transformation and Technology; MDNG = Management Development, Nominating and Governance
▲ =	Audit Committee Financial Expert
C =	Committee Chair
6 │ MGIC Investment Corporation – 2024 Proxy Statement

PROXY SUMMARY
Corporate Sustainability Highlights
As the company that pioneered the modern form of private mortgage insurance, we understand the value of homeownership and its ability to open the door to many economic and social benefits. We help families access sustainable homeownership sooner, helping set themselves and the next generation on more stable financial footing, which in turn contributes to more secure and resilient communities.

Our part in the larger whole is not lost on us, and it informs how we approach the work we do both inside and outside our walls. We recognize that our success is inextricably linked to the success of our stakeholders, from our employees and customers, to our investors and our board, to homebuyers themselves, to the wider community and environment within which we work and give back. As an organization we are stronger, healthier, and more resilient when we approach each challenge with an eye toward longer-term solutions with mutual benefit and return.

It’s through that holistic lens that we approach corporate sustainability, harnessing day to day opportunities and activities to further our larger, collective, long-term goals. Our sustainability efforts benefit greatly from our highly engaged Board of Directors, who provide essential vision and oversight, in partnership with our Corporate Sustainability Council, who advance these efforts at the management level, cascading our priorities down through each functional area of our business. In our Corporate Sustainability Report, published on our website, you can see how our commitment bears out across the work we do, from our internal approach to human capital to our external considerations for environmental and social impact, including, our efforts in the equitable housing space. We are not including the information contained in that report as a part of, or incorporating it by reference into, this Proxy Statement.
Compensation Highlights
Pay Opportunity Mix. At-risk performance-based compensation represented a significant majority of the 2023 total direct compensation (TDC) opportunity of our NEOs employed at year end.

Long-Term Equity Incentives. To align our long-term equity awards with the interests of shareholders, 100% of the long-term equity awards granted in February 2023 to our NEOs are performance-based and cliff vest after three years based on achievement of a three-year cumulative adjusted book value (ABV) per share growth goal. One of our NEOs, Mr. Hughes, retired in 2023 and did not receive a grant during the year.
Performance-Based Bonus. Our bonus program is designed to strongly align pay with our performance. Bonus payouts for 2023 were based on our achievement against three financial performance goals (return on equity (ROE), NIW and IIF), and performance against three specific business objectives.
MGIC Investment Corporation – 2024 Proxy Statement │ 7

PROXY SUMMARY
Best Practices. Our compensation program is grounded in best practices, which include strong stock ownership guidelines for NEOs, no hedging or pledging of our stock, an updated and rigorous "clawback" policy intended to comply with SEC and stock exchange listing standards, limited change in control benefits (with no tax gross-ups), and modest perquisites.

Corporate Governance and Board Matters
The Board of Directors oversees the management of the Company and our business. The Board selects our CEO, who in conjunction with our senior management team, is responsible for operating our business.
Corporate Governance Guidelines and
Code of Conduct and Ethics
The Board has adopted Corporate Governance Guidelines, which set forth a framework for our governance. The Guidelines cover the Board’s composition, leadership, meeting process, director independence, Board membership criteria, committee structure, succession planning and director compensation. Among other things, the Board meets in executive session outside the presence of any member of our management during at least two Board meetings annually and at any additional times determined by the Board or the Lead Director. Mr. Lehman presides at these sessions and has served as the Board’s Lead Director since July 2020. See “Board Leadership” for information about the Lead Director’s responsibilities and authority. The Corporate Governance Guidelines provide that a director shall not be nominated by the Board for re‑election if at the date of the Annual Meeting of Shareholders, the director is age 74 or more. The Corporate Governance Guidelines also provide that a director who retires from his or her principal employment or joins a new employer shall offer to resign from the Board. Unless the Board determines that a Chief Executive Officer who is Chairman of the Board should continue as Chairman of the Board after his or her tenure as Chief Executive Officer, a director who is an officer of the Company or a subsidiary and leaves the Company shall resign from the Board. In 2014, the Board determined that Mr. Culver should become non-executive Chairman of the Board upon retirement from his position as Chief Executive Officer in 2015.
The Guidelines also provide specific limitations on other directorships. The Guidelines limit our independent directors from serving as a director of more than three public companies other than the Company. Directors who are officers of the Company or a subsidiary may not serve as a director of more than one public company other than the Company. It is expected that each director will be mindful of other existing and planned future commitments, such that other directorships and commitments do not materially interfere with their service on the Board. Additionally, to avoid overboarding, conflicts of interest and independence issues, a director may not accept a position on the board of directors of another public company without first conferring with the Board Chairperson and Lead Director.
We have a Code of Conduct and Ethics emphasizing our commitment to conducting our business in accordance with legal requirements and high ethical standards. The Code applies to all employees, including our executive officers, and is also applicable to our directors. Certain portions of the Code that apply to transactions with our executive officers, directors, and their immediate family members are described under “Related Person Transactions” below. These descriptions are subject to the actual terms of the Code.
Our Corporate Governance Guidelines and our Code of Conduct and Ethics are available on our website (http://mtg.mgic.com) under the “Leadership & Governance; Documents” links. Written copies of these documents are available to any shareholder who submits a written request to our Secretary. We intend to disclose on our website any waivers from, or amendments to, our Code of Conduct and Ethics that are subject to disclosure under applicable rules and regulations.
8 │ MGIC Investment Corporation – 2024 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS
Director Independence
Our Corporate Governance Guidelines regarding director independence provide that a director is not independent if the director has any specified disqualifying relationship with us. The disqualifying relationships are equivalent to those of the independence rules of the New York Stock Exchange (NYSE), except that our disqualification for board interlocks is more stringent than under the NYSE rules. Also, for a director to be independent under the Guidelines, the director may not have any material relationship with us. For purposes of determining whether a disqualifying or material relationship exists, we consider relationships with MGIC Investment Corporation and its consolidated subsidiaries.
The Board has determined that all of our directors except for Mr. Culver, our former CEO, and Mr. Mattke, our current CEO, are independent under the Guidelines and the NYSE rules. The Board made its independence determinations by considering whether any disqualifying relationships existed during the periods specified under the Guidelines and the NYSE rules. To determine that there were no material relationships, the Board applied categorical standards that it had adopted and incorporated into our Corporate Governance Guidelines. All independent directors met these standards. Under these standards, a director is not independent if payments under transactions between us and a company of which the director is an executive officer or 10% or greater owner exceeded the greater of $1 million or 1% of the other company’s gross revenues. Payments made to and payments made by us are considered separately, and this quantitative threshold is applied to transactions that occurred in each of the three most recent fiscal years of the other company. Also under these standards, a director is not independent if during our last three fiscal years the director:
•was an executive officer or member of a law firm or investment banking firm providing services to us;
•was an executive officer of a charity to which we made contributions; or
•received any direct compensation from us other than as a director, or if during such period a member of the director’s immediate family received compensation from us.
In making its independence determinations, the Board considered payments we made to Moody’s Analytics (of which Dr. Zandi is an executive officer) for research and subscription services for Moody’s Economy.com and related publications, and payments to Moody’s Investors Service for credit rating services. These transactions were below the quantitative threshold contained in our Corporate Governance Guidelines and were entered into in the ordinary course of business by us, Moody’s Analytics and Moody’s Investors Service.
MGIC Investment Corporation – 2024 Proxy Statement │ 9

CORPORATE GOVERNANCE AND BOARD MATTERS
Related Person Transactions
Among other things, our Code of Conduct and Ethics prohibits us from entering into transactions in which our executive officers, chief accounting officer, or any their respective immediate family members have a material personal financial interest (either directly or through a company with which the officer has a material relationship) unless all of the following conditions are satisfied:
•the terms of the contract or transaction are fair and equitable, at arm’s length and are not detrimental to our interests;
•the existence and nature of the interests of the officer are fully disclosed to and approved by the Audit Committee; and
•the interested officer has not participated on our behalf in the consideration, negotiation or approval of the contract or transaction.
The Code defines a material interest as one in which our officer or officer's immediate family member is a director or officer of the counterparty to the transaction, or our officer or a member of our officer’s immediate family has a financial interest in such counterparty or any of its affiliates that in the aggregate at least 10% of the value of such counterparty or the consolidated value of the organization's affiliates. Our Audit Committee does not consider payments and benefits arising in the ordinary course of employment with us, or through services as a director, to be “transactions” subject to its approval.
In addition, the Code requires Audit Committee approval of all transactions with any director or a member of the director’s immediate family, other than transactions involving the provision of goods or services in the ordinary course of business of both parties. The Code contemplates that our non-management directors will disclose all transactions between us and parties related to the director, even if they are in the ordinary course of business.
Under its Charter, the Audit Committee is responsible to conduct a review and oversee all related party transactions for potential conflicts of interest and prohibit such transactions if the Committee determines them to be inconsistent with the interests of the Company. For purposes of the Charter, “related party transaction” means a transaction in which the Company (or its affiliates) is a participant, the amount exceeds $120,000, and in which one of the following had or will have a direct or indirect material interest: an executive officer, director, or director nominee, or their immediate family members or persons sharing their households, or 5% shareholders.
Insider Trading Policy
Our Insider Trading Policy limits the timing and types of transactions in our securities, as well as transactions in the securities of companies with which the Company does business and competitors of the Company. The Policy applies to all directors and employees of the Company and its subsidiaries, and may be extended to apply to third-party contractors or consultants who have access to non-public information about the Company. Among other restrictions, the policy prohibits directors, NEOs, other officers and certain employees from engaging in short sales of Company securities, entering into hedging transactions referencing the Company’s equity securities, holding Company securities in a margin account, or pledging Company securities as collateral for a loan. All directors and officers (including NEOs), as well as certain other employees with access to material non-public information must also comply with pre-clearance procedures prior to any transaction in Company Securities.
10 │ MGIC Investment Corporation – 2024 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS
Board Leadership
Mr. Culver serves as non-executive Chairman of the Board and Mr. Lehman serves as Lead Director. Under this structure, the Chairman chairs Board meetings, where the Board discussion includes strategic and business issues. The Board believes that this approach is appropriate because Mr. Culver, as the Company's former CEO, is very familiar with our business and strategic plans as reviewed by the Board. Mr. Culver joined the Company in 1982, and served as Chief Executive Officer from 2000 until his retirement in 2015, when he became our non-executive Chairman of the Board.
Because the Board also believes that strong, independent Board leadership is a critical aspect of effective corporate governance, the Board maintains the position of Lead Director. The Lead Director is an independent director selected by the independent directors. The Lead Director’s responsibilities and authority include:
•presiding at all meetings of the Board at which the Chairman is not present;
•having the authority to call and lead executive sessions of directors without the presence of any director who is an officer (or if determined by the Board, a former officer) (the Board meets in executive session during at least two Board meetings each year);
•serving as a conduit between the CEO and the independent directors to the extent requested by the independent directors;
•serving as a conduit for the Board’s informational needs, including proposing topics for Board meeting agendas; and
•being available, if requested by major shareholders, for consultation and communication.
The Board believes that a leader intimately familiar with our business and strategic plans serving as Chairman, together with an experienced and engaged Lead Director, is the most appropriate leadership structure for the Board at this time. The Board periodically reviews the structure of the Board and the Board’s leadership.
Communicating with the Board
Shareholders and other interested persons can communicate with members of the Board, non-management members of the Board as a group or the Lead Director, by sending a written communication to our Secretary, addressed to: MGIC Investment Corporation, Secretary, P.O. Box 488, Milwaukee, WI 53201. The Secretary will provide any such communication, other than a solicitation for a product or service, to the Lead Director.
MGIC Investment Corporation – 2024 Proxy Statement │ 11

CORPORATE GOVERNANCE AND BOARD MATTERS
Director Selection
The Board believes that the Board, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee our business. In addition, the Board believes there are certain attributes every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Management Development, Nominating and Governance Committee (the "MDNG Committee") consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and our current and future needs.
The MDNG Committee is responsible for developing Board membership criteria and recommending these criteria to the Board. The criteria, which are set forth in our Corporate Governance Guidelines, include an inquiring and independent mind, sound and considered judgment, high standards of ethical conduct and integrity, well-respected experience at senior levels of business, academia, government or other fields, ability to commit sufficient time and attention to Board activities, anticipated tenure on the Board, and whether an individual will enable the Board to continue to have a substantial majority of independent directors. In addition, the MDNG Committee in conjunction with the Board, periodically evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future. The MDNG Committee seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and enable the Board to have access to a diverse body of talent and expertise relevant to our activities. The MDNG Committee also seeks to enhance the diversity of the Board in other areas, such as geography, age, race, gender and ethnicity. The MDNG Committee’s and the Board’s evaluation of the Board’s composition enables the Board to consider the skills and experience it seeks in the Board as a whole, and in individual directors, as our needs evolve and change over time and to assess the effectiveness of the Board’s efforts at pursuing diversity. In identifying director candidates from time to time, the MDNG Committee may establish specific skills and experience that it believes we should seek in order to constitute a balanced and effective board.
The table below summarizes certain skills and experiences considered important by the Board, how those skills and experiences are relevant to the Company and its business strategies, and how they are represented in the board members standing for election at the Annual Meeting of Shareholders. The MDNG Committee evaluates new director candidates considering these skills and experiences, and the criteria listed above, as well as other factors the MDNG Committee deems relevant, through background reviews, input from other members of the Board and our executive officers, and personal interviews with the candidates attended by at least the MDNG Committee Chair. The MDNG Committee will evaluate director candidates recommended by shareholders using the same process and criteria that apply to candidates from other sources.

12 │ MGIC Investment Corporation – 2024 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS

Skills and Experience	Relevance to MGIC	Board Composition
Accounting	We operate in a complex financial and regulatory environment.
Chief Executive Officer	Experience at the highest level of an organization provides expertise that will foster participation in the development and implementation of the Company's business strategies.
Data & Analytics
Experience with the use of structured and unstructured data, as well as the tools and processes necessary to enable the development of actionable insights via advanced quantitative and statistical methods is important as we continue to pursue our strategic initiatives.

Financial	Knowledge of finance or financial reporting and experience with debt and capital markets transactions is important to executing our business strategies.
Housing Markets / Risk Management	A main component of our business involves taking and managing risk associated with the housing markets.
Human Resources	As a financial services firm, human capital represents an important asset. Knowledge of human resources matters is important to executing our business strategies.
Insurance	Insurance industry experience provides understanding of our business and strategies.
Investments	We manage a large and long-term investment portfolio to support our obligations to pay future claims of our policyholders.
Public Co. Executive Experience	As a complex, publicly-held company, practical insight into shareholder concerns and governance matters is important.
Regulatory / Public Affairs	Our business requires compliance with a variety of federal, state and GSE requirements, and involves relationships with various government and non-government organizations.
Technology / Cyber	We continue to undergo a business process transformation involving upgrades to our technology and to manage our cybersecurity risks.

Legend:

MGIC Investment Corporation – 2024 Proxy Statement │ 13

CORPORATE GOVERNANCE AND BOARD MATTERS
We have continued to refresh and diversify our Board over the last five years as six new independent directors joined our Board, two directors did not stand for re-election due to the age-related retirement policy in our Corporate Governance Guidelines, two directors did not stand for re-election for personal reasons, our new CEO joined the Board and our former CEO retired from the Board. As a result of the changes in our Board composition over the five-year period our Board has increased its gender and racial diversity from 33% to 46%. The following table and charts reflect the tenure, ages and diversity of the board members standing for election at the Annual Meeting of Shareholders.

Board Diversity Matrix (as of March 22, 2024)	Female	Male
African American or Black	0	2
Hispanic or Latinx	1	0
White	3	7
Total	4	9

14 │ MGIC Investment Corporation – 2024 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS
Oversight of Risk and Corporate Sustainability Matters
Management
The Company's Senior Leadership Team (SLT) serves as the primary governance body at the management level, and guides and oversees the overall business operations and culture of the company. The SLT is chaired by our Chief Executive Officer. The SLT also oversees reporting by management to the Board of Directors, with the exception of those topics that are attorney-client privileged or that Board or Committee Chairpersons deem to be confidential.
Our senior management is charged with identifying and managing the risks facing our business and operations. The Company's Senior Management Oversight Committee (SMOC) serves as its primary risk management governance organization. The SMOC oversees the Company’s enterprise risk management framework; maintains an enterprise view of risk across a set of identified key risks that may exist from time to time; and provides support and reporting to the Board's Risk Management Committee.
The Company's Corporate Sustainability Executive Council supports the Company's on-going initiatives related to environmental, health and safety, corporate social responsibility, corporate governance, sustainability, and other public policy matters relevant to the Company. In performing this general responsibility, the Council has discretion to: adopt the Company’s general strategy with respect to corporate sustainability matters; identify current and emerging corporate sustainability issues that may affect the Company’s business, strategy, operations, performance, or public image; make recommendations regarding policies, practices, procedures, or disclosures to address corporate sustainability matters; oversee the Company’s internal and external reporting and disclosures surrounding corporate sustainability matters; and advise on material concerns of shareholders or stakeholders regarding corporate sustainability matters.
Board of Directors and Committees
The Board of Directors is responsible for oversight of how our senior management addresses risks, including those associated with corporate sustainability matters, to the extent they are material. In this regard, the Board seeks to understand the material risks we face and to allocate, among the full Board and its committees, responsibilities for overseeing how management addresses the risks, including the risk management systems and processes that management uses for this purpose. Overseeing risk is an ongoing process. Each of the Board's committees (other than the Executive Committee) meet regularly, play significant roles in carrying out the risk and corporate sustainability oversight functions, and report back to the full Board. Each of their roles in the oversight of the Company's risk is described below under "Board Meetings and Committees."
We believe that our leadership structure, discussed in “Board Leadership” above, supports the risk oversight function of the Board. Our former CEO serves as Chairman of the Board and has a wealth of experience with the risks of our Company and industry. Our current CEO is a director who keeps the Board informed about the risks we face. In addition, independent directors chair the various committees involved with risk oversight and there is open communication between senior management and directors.
MGIC Investment Corporation – 2024 Proxy Statement │ 15

Board Meetings and Committees
The Board of Directors held five meetings during 2023. Each director elected at our 2023 Annual Meeting of Shareholders attended at least 75% of the meetings of the Board and committees of the Board on which he or she served. The Annual Meeting of Shareholders is scheduled in conjunction with a Board meeting and, as a result, directors are expected to attend the Annual Meeting. The 2023 Annual Meeting of Shareholders was attended by each of the directors who stood for election at the Meeting.
The Board has six standing committees: Audit; Business Transformation and Technology; Management Development, Nominating and Governance; Risk Management; Securities Investment; and Executive. Information regarding these committees is provided below. With the exception of the Executive Committee, each committee consists entirely of independent directors and the charters for those committees are available on our website (http://mtg.mgic.com) under the “Leadership & Governance; Documents” links. Written copies of these charters are available to any shareholder who submits a written request to our Secretary. The functions of the Executive Committee are established under our Bylaws and are described below.
Current committee membership and the number of 2023 committee meetings are set forth below.1

	Audit	Business Transformation & Technology	Executive	Management Development, Nominating and Governance	Risk Management	Securities Investment
Analisa M. Allen		●			●
Daniel A. Arrigoni				●	●
C. Edward Chaplin	C					●
Curt S. Culver			●
Jay C. Hartzell	●				●
Timothy A. Holt				●		C
Jodeen A. Kozlak		C		●
Michael E. Lehman		●	●	C
Teresita M. Lowman	●	●
Timothy J. Mattke			C
Sheryl L. Sculley	●					●
Michael L. Thompson					●
Mark M. Zandi					C	●
2023 Meetings	9	5	0	4	4	4
C = Chairman
1 Gary Poliner did not stand for re-election at the 2023 Annual Meeting of Shareholders. Mr. Poliner's decision was not due to any disagreement on any matter relating to the Company's operations, policies or practices. Mr. Poliner served as Audit Committee Chairperson until February 5, 2023, and thereafter was a member of the Audit Committee until the expiration of his term in April 2023.

MGIC Investment Corporation – 2020 Proxy Statement │ 16

CORPORATE GOVERNANCE AND BOARD MATTERS
Audit Committee
Key Responsibilities:
•Oversee the integrity of our financial statements
•Oversee the effectiveness of our system of internal controls over accounting and financial reporting, and disclosure controls and procedures
•Appoint, retain and oversee the independent registered public accountant, and evaluate its qualifications, independence and performance
•Oversee the performance of our internal audit function
•Oversee our compliance with legal and regulatory requirements
•Review related party transactions, as further described above under "Related Person Transactions."
Risk Oversight Role:
•Oversee our processes for assessing risks (other than risks overseen by other committees) and the effectiveness of our system of internal controls.
•Oversee process, fraud, compliance and reserving risks
All members of the Audit Committee meet the heightened independence criteria that apply to Audit Committee members under SEC and NYSE rules. The Board has determined that Mr. Chaplin, Dr. Hartzell and Mses. Lowman and Sculley are “audit committee financial experts” as defined in SEC rules.
Business Transformation and Technology Committee
Key Responsibilities:
•Oversee the Company's information technology strategy, including reviewing its strategy and initiatives, the strategy for developing and maintaining market-competitive information technology capabilities, and major information technology trends that pose risks or opportunities for the Company
•Oversee how information technology supports the Company's business strategies
•Oversee major business transformation projects
Risk Oversight Role:
•Oversee risks associated with the Company's technology capabilities
•Oversee cybersecurity (including data security) and business continuity risks
Management Development, Nominating and Governance Committee
Key Responsibilities:
•Oversee our executive compensation program, including approving corporate goals relating to compensation for our CEO, determining our CEO’s annual compensation, approving compensation for our other senior executives and making recommendations to the Board regarding incentive compensation plans and equity-based plans for the CEO and senior management
•Evaluate the annual performance of the CEO and oversee the CEO succession planning process
MGIC Investment Corporation – 2024 Proxy Statement │ 17

CORPORATE GOVERNANCE AND BOARD MATTERS
•Make recommendations to the Board regarding the compensation of directors
•Review our Corporate Governance Guidelines and oversee the Board’s self-evaluation and director orientation processes
•Identify new director candidates through recommendations from Committee members, other Board members and our executive officers; consider candidates recommended by shareholders (see “What are the deadlines for submission of shareholder proposals, or for nominating or recommending a director candidate for nomination, for the next Annual Meeting?” below); and make recommendations to the Board to fill open director and committee member positions
Risk Oversight Role:
•Oversee corporate governance matters
•Oversee operational risks related to human capital, which include risks associated with human capital management policies such as executive compensation; succession planning; management recruitment, retention, training and development; workforce planning, recruitment, morale and talent; diversity and inclusion strategies and initiatives; and work environment, including health and safety
All members of the MDNG Committee meet the heightened independence criteria that apply to compensation committee members under the rules of the SEC and NYSE.
Risk Management Committee
Key Responsibilities:
•Oversee the administration of our enterprise risk management framework, including:
◦The capabilities of, and the resources allocated to, enterprise risk management
◦The methodologies, policies, systems and processes established by management to identify, assess, measure, monitor, mitigate, limit, report on, and establish risk profiles for, the key risks that are inherent in our business activities and strategies
◦The enterprise-wide assessment of key current and potential future risks regularly conducted by management
◦Coordinate with the Board and other Board Committees to assign oversight responsibilities for all identified key risks to the Board and other Committees
◦Review significant regulatory reports or disclosures required by law relating to the risk management program of the Company
Risk Oversight Role:
•Oversee the Company's enterprise risk management framework, including the Company's view of risk on an enterprise-wide basis
•Oversee the following key Company risks: pricing, underwriting, mortgage credit, climate change, model, compliance with the non-financial Private Mortgage Insurer Eligibility Requirements of Fannie Mae and Freddie Mac (for which the Audit Committee is responsible), and reinsurer counterparty risks
18 │ MGIC Investment Corporation – 2024 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS
Securities Investment Committee
Key Responsibilities:
•Oversee management of our investment portfolio and the investment portfolios of the Company’s employee benefit plans by those persons (employees of the Company or external asset managers) who are managing such assets on a day-to-day basis
•Make recommendations to the Board with respect to our retirement benefit plans that are available to employees generally
•Capital management (other than external reinsurance), including repurchase of common stock and debt, and external funding
Risk Oversight Role:
•Oversee risks related to our investment portfolio and capital management, which include market risk; investment portfolio counterparty risk; capital risk related to our capital structure, access to capital and credit rating; and liquidity risk
•Oversight of risks related to our investment portfolio may include consideration of CSR factors
Executive Committee
The Executive Committee provides an alternative to convening a meeting of the entire Board should a matter arise between Board meetings that requires Board authorization. The Executive Committee is established under our Bylaws and has all authority that the Board may exercise with the exception of certain matters that under the Wisconsin Business Corporation Law are reserved to the Board itself.
MGIC Investment Corporation – 2024 Proxy Statement │ 19

Nominees for Director
For Term Ending at the Annual Meeting in 2025
Twelve of the thirteen nominees listed below is a director of the Company who was previously elected by the shareholders. The only director not previously elected by shareholders is Michael L. Thompson, who was appointed by the Board in October of 2023. In evaluating directors for nomination to the Board, the MDNG Committee considered a variety of factors. These included the Board membership criteria described under “Director Selection” above and past performance on the Board based on any feedback from other Board members.
Information about our director nominees appears below. The biographical information is as of March 22, 2024 and for each director includes a discussion about the skills and qualifications that the Board views as supporting the director’s continued service on the Board.

Analisa M. Allen Director Since: 2020 Age: 65	Committees: •Business Transformation & Technology •Risk Management
Analisa M. Allen is an information technology consultant with the Gerson Lehrman Group. She is the former Chief Information Officer of Data & Analytics (2017-2019) and the former Chief Information Officer for Home Lending Technology (2015-2017), in each case for the consumer bank at JP Morgan Chase & Co. Ms. Allen has also held several leadership positions with Goldman Sachs & Co., a firm she served for a total of 24 years, where she was responsible for business planning and technical strategy, including as Managing Director, Co-Head of Global Operations Technology (2008-2015) and Managing Director, Global Regulatory, Risk and Control Head (2006-2013).

Ms. Allen brings to the Board extensive information technology and leadership experience, including in highly regulated industries.

Daniel A. Arrigoni Director Since: 2013 Age: 73	Committees: •Management Development, Nominating and Governance •Risk Management
Daniel A. Arrigoni was President and Chief Executive Officer of U.S. Bank Home Mortgage Corp., one of the largest originators and servicers of home loans in the U.S., until his retirement in 2013. Prior to his retirement, Mr. Arrigoni also served as an Executive Vice President of U.S. Bank, N.A. Mr. Arrigoni led the mortgage company for U.S. Bank and its predecessor companies since 1996. Mr. Arrigoni has over 40 years of experience in the residential mortgage and banking industries.

Mr. Arrigoni brings to the Board a broad understanding of the mortgage business and its regulatory environment, skill in assessing and managing credit risk, and significant finance experience, each gained from his many years of executive management in the residential mortgage and banking industries.
20 │ MGIC Investment Corporation – 2024 Proxy Statement

NOMINEES FOR DIRECTOR

C. Edward Chaplin Director Since: 2014 Age: 67	Committees: •Audit (Chair) •Securities Investment	Public Directorships: •Brighthouse Financial, Inc.
C. Edward Chaplin was President and Chief Financial Officer at MBIA Inc., a provider of financial guarantee insurance and the largest municipal bond-only insurer, from 2008 until 2016, and remained with MBIA as Executive Vice President until his January 1, 2017 retirement. He joined MBIA in 2006 as its Chief Financial Officer, after having served as a member of its Board of Directors from 2003 until 2006. Prior to joining MBIA, Mr. Chaplin was Senior Vice President and Treasurer of Prudential Financial Inc., a firm he joined in 1983 and for which he held various senior management positions, including Regional Vice President of Prudential Mortgage Capital Company.

Mr. Chaplin brings to the Board a deep understanding of the insurance and real estate industries, management and leadership skills, and financial expertise.

Curt S. Culver Chairman of the Board Director Since: 1999 Age: 71	Committees: •Executive	Public Directorships: •WEC Energy Group, Inc. and its subsidiary Wisconsin Electric Power Company
Curt S. Culver is the Board's Chairman. Mr. Culver’s career spans more than 40 years in the private mortgage insurance industry, including 33 years at MGIC. Mr. Culver joined MGIC in 1982, was named President and Chief Operating Officer in 1996, and on January 1, 2000 became Chief Executive Officer of MGIC Investment Corporation. He added the title of Chairman of the Board in 2006. Upon his retirement in 2015, he became Non-Executive Chairman.

Mr. Culver brings to the Board extensive knowledge of our business and operations and a long-term perspective on our strategy.

Jay C. Hartzell Director Since: 2019 Age: 54	Committees: •Audit •Risk Management
Jay C. Hartzell is President of the University of Texas at Austin. Prior to being named President of the University in 2020, he was Dean of its McCombs School of Business, a position he held since 2016. He joined the University of Texas in 2001 and held several key administrative roles at the McCombs School before being named Dean, including Senior Associate Dean for Academic Affairs, Chair of the Finance Department, and Executive Director of the School’s Real Estate Finance and Investment Center. Prior to joining the University of Texas, Dr. Hartzell taught at the Stern School of Business at New York University.

As a senior university administrator and an experienced academic, Dr. Hartzell provides our Board with expertise on business organization, governance, real estate finance and corporate finance matters.
MGIC Investment Corporation – 2024 Proxy Statement │ 21

NOMINEES FOR DIRECTOR

Timothy A. Holt Director Since: 2012 Age: 71	Committees: •Management Development, Nominating & Governance •Securities Investment (Chair)	Public Directorships: •Virtus Investment Partners, Inc.
Timothy A. Holt was an executive committee member and Senior Vice President and Chief Investment Officer of Aetna, Inc., a diversified health care benefits company, when he retired in 2008 after 30 years of service. From 2004 through 2007, he also served as Chief Enterprise Risk Officer of Aetna. Prior to being named Chief Investment Officer in 1997, Mr. Holt held various senior management positions with Aetna, including Chief Financial Officer of Aetna Retirement Services and Vice President, Finance and Treasurer of Aetna.

Mr. Holt brings to the Board investment expertise, skill in assessing and managing investment and credit risk, broad-based experience in a number of areas relevant to our business, including insurance, and senior executive experience gained at a major public insurance company.

Jodeen A. Kozlak Director Since: 2018 Age: 60	Committees: •Business Transformation & Technology (Chair) •Management Development, Nominating & Governance	Public Directorships: •C.H. Robinson Worldwide, Inc. •KB Home
Jodeen A. Kozlak is the founder of Kozlak Capital Partners, LLC, a private consulting firm, and has served as its CEO since 2017. Ms. Kozlak previously served as the Global Senior Vice President of Human Resources of Alibaba Group, a multinational conglomerate (2016-2017). Ms. Kozlak also previously served as the Executive Vice President and Chief Human Resources Officer of Target Corporation, one of the largest retailers in the U.S. (2007-2016), and held other senior leadership roles in her 15-year career there. Prior to joining Target, Ms. Kozlak was a partner in a private law practice.

Ms. Kozlak brings to the Board significant executive management experience. Through her service as Executive Vice President and Chief Human Resources Officer at a Fortune 100 company, Ms. Kozlak has developed significant knowledge and expertise in the area of human capital development and a deep understanding of executive compensation and business transformation within a public company.

Michael E. Lehman Lead Independent Director Director Since: 2001 Age: 73	Committees: •Business Transformation & Technology •Executive •Management Development, Nominating and Governance (Chair)	Public Directorships: •Astra Space, Inc.
Michael E. Lehman served the University of Wisconsin in various capacities from March 2016 until October 2021, including as Interim Chief Operating Officer of the Wisconsin School of Business, Special Advisor to the Chancellor, Interim Vice Provost for Information Technology, Chief Information Officer and Interim Vice Chancellor for Finance and Administration. He had previously been a consultant (2014-2016); Interim Chief Financial Officer at Ciber Inc., a global information technology company (2013-2014); Chief Financial Officer of Arista Networks, a cloud networking firm (2012-2013); and Chief Financial Officer of Palo Alto Networks, a network security firm (2010-2012). Earlier in his career, he was the Executive Vice President and Chief Financial Officer of Sun Microsystems, Inc., a provider of computer systems and professional support services.

Mr. Lehman brings to the Board financial and accounting knowledge gained through his service as chief financial officer of a large, multinational public company; skills in addressing the range of financial issues facing a large company with complex operations; senior executive and operational experience; as well as technology and cybersecurity experience.
22 │ MGIC Investment Corporation – 2024 Proxy Statement

NOMINEES FOR DIRECTOR

Teresita M. Lowman Director Since: 2022 Age: 59	Proposed Committees: •Audit •Business Transformation & Technology
Teresita (Sita) M. Lowman is a Strategic Advisor to Launch Factory, an incubator of technology start-up companies, a role she assumed in April 2021. She previously served at DXC Technology Company, a multi-billion-dollar Fortune 500 information technology services company, from 2017 until October 2021, most recently as the Vice President and General Manager of its America’s Microsoft Dynamics Portfolio, and prior to that as the global SAP platform services leader. She earlier served in leadership roles at Hewlett Packard Enterprise, Nortel Networks and Texas Instruments Defense Group (acquired by Raytheon).
Ms. Lowman brings to the Board significant leadership experience in information technology, business transformation, and enterprise risk across a range of industries. Her technical expertise includes digital transformation, cyber security, SaaS, cloud computing, data analytics, risk management and business continuity.

Timothy J. Mattke Director Since: 2019 Age: 48	Committees: •Executive (Chair)
Timothy J. Mattke has been our Chief Executive Officer since 2019. He served as our Executive Vice President and Chief Financial Officer from 2014 to 2019, and our Controller from 2009 to 2014. Before then, he held other positions within the Accounting and Finance Departments. Before joining the Company in 2006, Mr. Mattke had been with PricewaterhouseCoopers LLP.

Mr. Mattke brings to the Board extensive knowledge of our industry, business and operations; financial acumen; a long-term perspective on our strategy; and the ability to lead our Company as the mortgage finance system and the mortgage insurance industry evolve.

Sheryl L. Sculley Director Since: 2019 Age: 71	Committees: •Audit •Securities Investment
Sheryl L. Sculley is the former City Manager of the City of San Antonio Texas, the Chief Executive Officer of the municipal corporation, a position she held from 2005 until her retirement in April 2019. Prior to serving in that role, Ms. Sculley had been the Assistant City Manager (Chief Operating Officer) of Phoenix, Arizona from 1989 until 2005, the City Manager (Chief Executive Officer) of Kalamazoo, Michigan from 1984 until 1989 and in other city management roles before then. Today she is a consultant with Strategic Partnerships, Inc., and an adjunct professor at the University of Texas LBJ School of Public Affairs.

Ms. Sculley’s experience as a Chief Executive Officer leading large municipalities provides our Board with expertise on management, investment, financial and human resources matters.

MGIC Investment Corporation – 2024 Proxy Statement │ 23

NOMINEES FOR DIRECTOR

Michael L. Thompson Director Since: 2023 Age: 68	Committees: •Risk Management
Michael L. Thompson is the President and Chief Executive Officer of Fair Oaks Foods, a food manufacturing company of high-quality meats and non-meat proteins, a role he has held since 2003. Prior to Fair Oaks Foods, Mr. Thompson spent nearly 20 years at McDonald’s Corporation where he served in leadership roles including Vice President of North American Supply Chain Management (1985-2003).

Mr. Thompson brings to the Board executive management and operational expertise gained through his experience as a Chief Executive Officer and as an executive at a large multinational public company. In addition, Mr. Thompson possesses broad-based skills in a number of areas relevant to our business including financial reporting and transactions, the insurance industry, and regulatory compliance.

Mark M. Zandi Director Since: 2010 Age: 64	Committees: •Risk Management (Chair) •Securities Investment
Mark M. Zandi has been Chief Economist of Moody’s Analytics, Inc. since 2007, where he directs economic research and consulting. Moody’s Analytics is a leading provider of economic research, data, and analytical tools. It is a subsidiary of Moody’s Corporation that is separately managed from Moody’s Investors Service, the rating agency subsidiary of Moody’s Corporation. Dr. Zandi is a trusted adviser to policymakers and an influential source of economic analysis for businesses, journalists and the public, and he frequently testifies before Congress on economic matters.

Dr. Zandi, with his economics and residential real estate industry expertise, brings to the Board a deep understanding of the economic factors that shape our industry. In addition, Dr. Zandi has expertise in the legislative and regulatory processes relevant to our business.

24 │ MGIC Investment Corporation – 2024 Proxy Statement

Item 1 – Election of Directors
Item 1 consists of the election of directors. The Board, upon the recommendation of the MDNG Committee, has nominated Analisa M. Allen, Daniel A. Arrigoni, C. Edward Chaplin, Curt S. Culver, Jay C. Hartzell, Timothy A. Holt, Jodeen A. Kozlak, Michael E. Lehman, Teresita M. Lowman, Timothy J. Mattke, Sheryl L. Sculley, Michael L. Thompson, and Mark M. Zandi for re-election to the Board to serve until our 2025 Annual Meeting of Shareholders. If any nominee is not available for election, proxies will be voted for another person nominated by the Board or the size of the Board will be reduced.
Shareholder Vote Required
Our Articles of Incorporation contain a majority vote standard for the election of directors in uncontested elections. Under this standard, each of the thirteen nominees must receive a “majority vote” at the meeting to be elected a director. A “majority vote” means that when there is a quorum present, more than 50% of the votes cast in the election of the director are cast “for” the director, with votes cast being equal to the total of the votes “for” the election of the director plus the votes “withheld” from the election of the director. Therefore, under our Articles of Incorporation, a “withheld” vote is effectively a vote “against” a nominee. Broker non-votes will be disregarded in the calculation of a “majority vote.” Any incumbent director who does not receive a majority vote (but whose term as a director nevertheless would continue under Wisconsin law until his or her successor is elected) is required to send our Board a resignation. The effectiveness of any such resignation is contingent upon Board acceptance. The Board will accept or reject a resignation in its discretion after receiving a recommendation made by our MDNG Committee and will promptly publicly disclose its decision regarding the director’s resignation (including the reason(s) for rejecting the resignation, if applicable).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE THIRTEEN NOMINEES. SIGNED PROXY CARDS AND VOTING INSTRUCTION FORMS WILL BE VOTED FOR THE NOMINEES UNLESS A SHAREHOLDER GIVES OTHER INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

MGIC Investment Corporation – 2024 Proxy Statement │ 25

Compensation of Directors
Non-Employee Director Compensation Program
Under our Corporate Governance Guidelines, compensation of non-employee directors is reviewed periodically by the MDNG Committee. Mr. Mattke is our CEO and receives no additional compensation for service as a director, and he is not eligible to participate in any of the following programs or plans. The following table describes the components of the non-employee director compensation program in effect during 2023. Changes to the program for 2024 are discussed below.

Compensation Component	Compensation
Annual Retainer – Chairman of the Board	$250,000, which may be elected to be deferred and either converted into cash-settled share units or credited to a bookkeeping account to which interest is credited.
Annual Retainer – Non-Chairman Directors	$125,000, which may be elected to be deferred and either converted into cash-settled share units or credited to a bookkeeping account to which interest is credited.
Annual Retainer – Equity	$125,000 in stock-settled RSUs that vest immediately but are not settled for approximately one year. Such settlement may be deferred at the option of the director.
Annual Retainer – Lead Director	$25,000
Annual Retainer – Committee Chair	$40,000 for the Audit Committee $35,000 for the MDNG Committee $20,000 for other committees[1]
Annual Retainer – Committee Member	$15,000 for Audit Committee $5,000 for other committees[1]
Stock Ownership Guidelines[2]
Ownership of a number of shares of Common Stock with a value of $375,000, including deferred share units that have vested or are scheduled to vest within one year. Directors are expected to meet the guideline within five years of joining the Board.

Expense Reimbursement
Subject to certain limits, we reimburse directors, and for meetings not held on our premises, their spouses, for travel, lodging and related expenses incurred in connection with attending Board and Committee meetings.

Directors & Officers Insurance	We pay premiums for D&O liability insurance under which the directors are insureds.
1     Excludes the Executive Committee. Other than the Executive Committee, directors who are members of management do not serve on any committees but may attend committee meetings.
2     Each of our non-employee directors satisfies this guideline.

26 │ MGIC Investment Corporation – 2024 Proxy Statement

COMPENSATION OF DIRECTORS
Deferred Compensation Plan and Annual Grant of Share Units
Under the Deferred Compensation Plan for Non-Employee Directors (the Deferred Compensation Plan), our non-employee directors can elect to defer payment of all or part of their retainers until the director’s death, disability, termination of service as a director or to another date specified by the director. A director who elects to defer payments may have his or her deferred compensation bookkeeping account credited quarterly with interest accrued at an annual rate equal to the six-month U.S. Treasury Bill rate determined at the closest preceding January 1 and July 1 of each year, or may elect to have the payments deferred during a quarter translated into share units. Each share unit is equal in value to one share of our Common Stock. If a director defers payments into share units, dividend equivalents in the form of additional share units are credited to the director’s account as of the date of payment of cash dividends on our Common Stock.
Under the Deferred Compensation Plan, in 2023, we also provided to each director the annual equity retainer described above, which is a grant of restricted stock units to be ultimately settled in shares of the Corporation's common stock. In February 2023, non-management directors other than Mr. Thompson were granted restricted share units valued at $125,000. Mr. Thompson was granted restricted share units valued at $33,700 at the time he joined the Board in October 2023. Each director's shares vested at the time of grant and were settled on February 15, 2024, unless the director elected a later settlement date. The directors could elect to have their restricted share units settled in up to ten annual installments beginning shortly after departure from the Board, or on another date specified by the director that was after February 15, 2024. Dividends in the form of additional restricted stock units are credited to the director as of the date of payment of cash dividends on our Common Stock.
2024 Director Compensation Program Changes
In January 2024, the Board approved the following changes to the director compensation program to better align it with market practices:
•The stock ownership guidelines for directors was increased to ownership of a number of shares of Common Stock with a value of $625,000, including deferred share units that have vested or are scheduled to vest within one year. Directors are expected to meet the guideline within five years of joining the Board. Each of our directors meets the new guidelines.

MGIC Investment Corporation – 2024 Proxy Statement │ 27

COMPENSATION OF DIRECTORS
2023 Director Compensation
The following table shows the compensation paid to each of our non-management directors in 2023. Mr. Mattke, our CEO, was also a director in 2023 but received no compensation for service as a director.

Name	Fees Earned or Paid in Cash ($)	Total Stock Awards ($)[1]	Total ($)
Analisa M. Allen	$135,000	$125,000	$260,000
Daniel A. Arrigoni	135,000	125,013	260,013
C. Edward Chaplin	170,000	125,013	295,013
Curt S. Culver	250,000	125,013	375,013
Jay C. Hartzell	145,000	125,000	270,000
Timothy A. Holt	150,000	125,000	275,000
Jodeen A. Kozlak[2]	165,000	125,000	290,000
Michael E. Lehman[2]	175,000	125,000	300,000
Teresita M. Lowman	145,000	125,000	270,000
Gary A. Poliner[3]	75,000	125,013	200,013
Sheryl L. Sculley	145,000	125,000	270,000
Michael L. Thompson	32,500	33,700	66,200
Mark M. Zandi	150,000	125,013	275,013

1
The amount shown in this column for each director represents the grant date fair value of the restricted stock units granted to non-employee directors in 2023 under our Deferred Compensation Plan, computed in accordance with FASB Accounting Standard Codification (ASC) Topic 718. The value of each share unit is equal to the value of our Common Stock on the grant date. See “Non-Employee Director Compensation Program — Deferred Compensation Plan and Annual Grant of Share Units” above for more information about these grants. The aggregate number of vested and unvested stock awards outstanding as of March 8, 2024 for each director, is described under “Stock Ownership."

2
As a result of an administrative error, during 2023 Mr. Lehman was under compensated by $15,000 for his service as chairperson of the MDNG Committee and Ms. Kozlak was overcompensated by $15,000 for her service as chairperson of the BTT Committee. The error was discovered and corrected in early 2024. The amounts shown in the table for each is the amount of compensation prior to the 2024 correction.

3	Mr. Poliner did not stand for re-election at our 2023 Annual Meeting. In recognition of his service on our Board, we made a contribution of $25,000 to a charity that he designated. This contribution was not solicited by Mr. Poliner, was not made under any agreement with him, and is not included in the table.

28 │ MGIC Investment Corporation – 2024 Proxy Statement

Executive Compensation
Item 2 – Advisory Vote to Approve our Named Executive Officer Compensation
As a matter of good governance and as required by Section 14A of the Securities Exchange Act, we are asking shareholders to approve, on an advisory basis, the compensation of our named executive officers (NEOs) as disclosed in this Proxy Statement.
While this vote is advisory and is not binding, the Board and the MDNG Committee will review and consider the voting results when making future decisions regarding compensation of our NEOs. See “Shareholder Outreach and Consideration of Last Year’s ‘Say on Pay’ Vote” in the Executive Summary to our CD&A.
Shareholder Vote Required
Approval of the compensation of our NEOs requires the affirmative vote of a majority of the votes cast on this matter. Abstentions and broker non-votes will not be counted as votes cast.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL
OF THE COMPENSATION OF OUR NEOs. SIGNED PROXY CARDS
AND VOTING INSTRUCTION FORMS WILL BE VOTED FOR THE APPROVAL
OF THE NEO COMPENSATION UNLESS A SHAREHOLDER
 GIVES OTHER INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

Compensation Discussion and Analysis
In this CD&A, we describe the objectives and components of our executive compensation program for our NEOs, and how we make compensation decisions. Please refer to our Glossary of Terms and Acronyms in Appendix A for definitions of certain capitalized terms and acronyms.
Our 2023 NEOs are shown in the table below:

Name	Title
Timothy J. Mattke	Chief Executive Officer
Nathaniel H. Colson	Executive Vice President and Chief Financial Officer
Salvatore A. Miosi	President and Chief Operating Officer
Paula C. Maggio	Executive Vice President, General Counsel and Secretary
Steven J. Thompson[1]	Executive Vice President, Chief Risk Officer
James J. Hughes[2]	Former Executive Vice President – Sales and Business Development
1    Mr. Thompson previously announced his retirement, effective March 2024.
2    Mr. Hughes retired effective August 1, 2023.
MGIC Investment Corporation – 2024 Proxy Statement │ 29

Executive Summary — COMPENSATION DISCUSSION & ANALYSIS
Executive Summary
Key Takeaways
Despite headwinds, we continued to demonstrate strong performance in 2023
As we began 2023, the volume of mortgage originations was predicted to be 22% lower than in 2022, and 59% lower as compared to 2021. Additionally, there was uncertainty about mortgage rates, and affordability challenges were expected to temper homebuyer demand. Despite these headwinds, we demonstrated strong performance, including against performance measures that are considered in determining the annual bonus and long-term equity compensation of our NEOs.
Our stock price grew 48% in 2023 and we grew GAAP book value per share by 18%, while returning approximately $465 million to shareholders through share repurchases and dividends. Growth in adjusted book value per share is used to determine vesting of our long-term equity awards. Net income for 2023 was $712.9 million, on revenues of $1.2 billion. Adjusted net operating income for the year was $724.4 million. This is a component of ROE, one of the financial performance measures that determined payouts under our 2023 bonus plan. For a reconciliation of non-GAAP measures to their nearest comparable GAAP measures, see Appendix B.
Along with ROE, IIF and NIW are the other financial measures by which payouts under our 2023 bonus plan are determined. In 2023, our NIW was $47.8 billion, reflective of the smaller mortgage origination market size. While our 2023 NIW was lower than the most recent three years of record results, it is comparable to the more normalized levels seen before the onset of the COVID-19 pandemic. Our insurance in force at the end of 2023 was $293.5 billion, just short of the all-time high of $295.3 billion that we reached in 2022; our ROE for 2023 was 14.1%.
NIW (billions)1

30 │ MGIC Investment Corporation – 2024 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — Executive Summary
ROE2
IIF (billions)3

1
For purposes of the bonus plan, NIW includes (i) traditional loan level insurance, (ii) loan level insurance executed through a managing agent or directly with a GSE or other entity, and (iii) credit risk transfer (calculated as 1/3 of the unpaid principal balance of the loans committed to be insured by us during the year). NIW received credit for bonus purposes only if its expected risk-adjusted return on capital exceeded the Company's hurdle rate. Because the NIW for the bonus plan includes a more comprehensive definition of NIW when compared to the primary NIW disclosed for financial reporting purposes, NIW figures shown in our financial reporting differ slightly from what is shown in this Proxy Statement.

2
Adjusted net operating income, divided by beginning of the year GAAP shareholders' equity, excluding accumulated other comprehensive income (loss) and adjusted for financial impacts of GSE-mandated mortgage insurance cancellations inconsistent with prior business practices. Adjusted net operating income is a non-GAAP measure of performance. For a description of how we calculate this measure and for a reconciliation of this measure to its nearest comparable GAAP measures, see Appendix B.

3	The unpaid principal balance, as reported to us, of the loans insured by us, as of the end of the year, adjusted for financial impacts of GSE-mandated mortgage insurance cancellations inconsistent with prior business practices.
MGIC Investment Corporation – 2024 Proxy Statement │ 31

Executive Summary — COMPENSATION DISCUSSION & ANALYSIS
Our compensation programs are working effectively and are aligned with shareholder interests.

●	Performance-based compensation represents the significant majority of our NEOs' total direct compensation (TDC) opportunity. It was 87% of our CEO's 2023 target TDC opportunity.
●
Evidence of pay for performance. Earned compensation varies widely depending on our actual performance. For example, NIW performance is taken into account as part of the annual bonus determination. Bonus funding related to our NIW performance was 30% above target in 2021, 18% below target in 2022, and 8% below target in 2023.

●	There is a strong link between the bonus performance measures and our business strategies.
	○	Three financial performance measures had a total weight of 75% in determining the bonuses:
		■	Return on Equity (weighted 45%). Funding at the target level required an 11.1% ROE and funding at the maximum level required a 17.0% ROE.
		■	New Insurance Written (weighted 15%). NIW received credit for bonus purposes only if its expected risk-adjusted return on capital exceeded the Company's hurdle rate.
		■	Insurance In Force (weighted 15%). IIF balances the volatility of the NIW performance measure that can be strongly influenced by a strong or weak mortgage refinancing environment.
○
Strategic performance had a total weight of 25% and includes qualitative measures relating to transforming our business operations, managing our amount and form of capital, and demonstrating our commitment to corporate sustainability.

●	Long-term equity awards:
	○	Promote a long-term focus for our NEOs and reward multi-year performance because all long-term equity awards granted to NEOs are subject to cliff vesting that occurs only after three years and are dependent on achievement of rigorous book value per share growth goals.
○
Align with shareholder interests because the number of shares that vest is based on growth in book value per share and the ultimate value of any shares that vest will depend on our total shareholder return performance over the vesting period.

Shareholder Outreach and Consideration of Last Year’s “Say on Pay” Vote
We value the views of our shareholders. In addition to our ongoing meetings with investors throughout the year, we also seek to engage with them to solicit their feedback and to provide information about our strategies, corporate governance and sustainability matters and executive compensation. As part of this effort, we generally invite shareholders who collectively own approximately 70% of our stock to meet with us. We met with shareholders owning 10% and 14% of our stock in 2022 and 2023, respectively.
At each of the 2021, 2022 and 2023 Annual Meetings, more than 95% of the "Say on Pay" votes cast were in support of the compensation of our NEOs. The MDNG Committee views these voting results as confirmation of shareholder support of our executive compensation program.

32 │ MGIC Investment Corporation – 2024 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — Governance Policies and Best Practices
Compensation-Related Governance Policies and Best Practices
We have many compensation-related governance policies and best practices that we believe align our executive compensation with shareholder interests, including those highlighted below. For more information about certain of these practices, see "Other Aspects of our Executive Compensation Programs," below.

Stock Ownership Guidelines	è
Our stock ownership guidelines require our CEO to own Company stock equal in value to at least six times his base salary, and require our other NEOs to own Company stock equal in value to at least three times their base salaries.

Post-Vesting Stock Holding Requirements	è	Our NEOs and other executive officers are required to hold, for one year after vesting, the lower of 25% of shares that vest under equity awards and 50% of the shares that were received by the officer after taking account of shares withheld to cover taxes. Apart from what is required, we have had a culture of stock retention by senior executives.
No Hedging or Pledging	è
Our policies prohibit directors, NEOs, other officers and certain employees from engaging in short sales of Company securities, entering into hedging transactions referencing the Company’s equity securities, holding Company securities in a margin account, or pledging Company securities as collateral for a loan.

High Percentage of Performance-Based Compensation	è
87% of our CEO's 2023 target TDC opportunity was tied to achievement of preset performance goals. On average, 78% of our other full-year NEOs' 2023 target TDC opportunities were tied to achievement of such goals.

Timing of Equity Grants Managed by Established Policy	è	We have an Equity Grant Policy that requires that equity grants are made at a standard time, shortly after the release of earnings.
Limited Perquisites	è	Our perquisites are very modest, ranging between approximately $100 and $12,400 in 2023 for our NEOs.
Effective Use of Equity Compensation with Low Burn Rate and Dilution	è
The total equity awards granted to all participants under our 2020 Omnibus Incentive Plan in 2023 represented approximately 0.5% of our outstanding shares as of December 31, 2022. The Company's dilution from outstanding awards was below the 25th percentile among all companies in our 2023 Benchmarking Peer Group (calculated as outstanding equity awards on December 31, 2022, as a percentage of fully diluted total shares outstanding).

Limited Change in Control Benefits	è
“Double trigger” is generally required for any benefits to be paid.
Equity awards may vest upon a change in control only if the MDNG Committee determines that the awards will not be assumed or replaced.
Cash severance does not exceed 2 times base salary plus bonus plus retirement plan accrual.
There is no excise tax gross-up provision.

“Clawback” Policy	è
Our “clawback” policy applies to cash bonuses as well as long-term equity award compensation received by our NEOs and other executive officers. The policy is intended to be compliant with the final SEC rules and stock exchange listing standards regarding the recoupment policy required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Compensation Consultant	è
The Compensation Consultant is retained by the MDNG Committee and performs no services for the Company, other than the consulting services to the MDNG Committee regarding executive compensation and non-employee director compensation.

MGIC Investment Corporation – 2024 Proxy Statement │ 33

Governance Policies and Best Practices — COMPENSATION DISCUSSION & ANALYSIS

Compensation Risk Evaluation	è
Annually, the MDNG Committee reviews an incentive compensation risk evaluation designed to ensure that our compensation programs do not motivate excessive risk-taking and are not reasonably likely to have a material adverse effect on the Company.

Omnibus Incentive Plan	è
Our 2020 Omnibus Incentive Plan, which was approved by shareholders, contains the following provisions:
•No granting of stock options with an exercise price less than the fair market value of the Company’s common stock on the date of grant;
•No re-pricing (reduction in exercise price) of stock options and no exchange of underwater stock options for another award or for cash, without shareholder approval;
•No inclusion of reload provisions in any stock option grant;
•No payment of dividends on RSUs before they are vested;
•No single trigger vesting of awards upon a change in control in which the awards are assumed or replaced;
•No recycling of shares withheld for tax purposes upon vesting; and
•No MDNG Committee discretion to accelerate vesting of awards, except under certain limited instances like death, disability and retirement.

34 │ MGIC Investment Corporation – 2024 Proxy Statement

Objectives of Our Executive Compensation Program
In setting compensation, the MDNG Committee focuses on target TDC, which consists of base salary, target bonus (or non-equity incentive compensation) and target equity awards (valued at their grant date fair value reported in the Summary Compensation Table). The objectives of our executive compensation program are to:
•Attract and retain high-quality executives. We want to offer a competitive pay opportunity that provides for:
¢    base salaries within a range near the median level of an executive's Benchmarking Peer Group counterparts, and
¢    bonus and long-term equity award opportunities that are competitive with those of an executive's Benchmarking Peer Group counterparts, and that may be earned above or below the target opportunity, based on performance.
•Align executive compensation with long-term shareholder interests. We align compensation and long-term shareholder interests by:
¢    linking executive compensation to Company performance; and
¢    paying a substantial portion of TDC in:
▪    bonuses that are at-risk and are based on specific performance measures that align payouts with Company performance, with quantitative financial performance measures accounting for 75% of the bonus calculation and qualitative business objectives, which directly support our business strategies, accounting for 25% of the bonus calculation; and
▪    long-term equity awards, with vesting based on a three-year quantitative performance goal that aligns payouts with Company performance and whose value directly reflects our stock price. All of the long-term equity awards granted to our NEOs in each of 2021, 2022 and 2023 were 100% performance-based and only vest after a three-year performance period.

MGIC Investment Corporation – 2022 Proxy Statement │ 35

How We Make Compensation Decisions — COMPENSATION DISCUSSION & ANALYSIS
How We Make Compensation Decisions
Role of the Management Development, Nominating and Governance Committee
The MDNG Committee, which consists solely of directors who meet the heightened independence criteria that apply to compensation committee members under SEC and NYSE rules, is responsible for overseeing the development and administration of our executive compensation program. The MDNG Committee approves the compensation of our CEO and our other senior executives, and performs other tasks including:
•Reviewing and approving bonus and equity compensation goals and objectives;
•Evaluating performance in light of these goals and objectives; and
•Evaluating the competitiveness of the CEO’s and other senior executives' total compensation package.
The MDNG Committee also performs other duties and supports the Board’s role in overseeing the risks facing the Company, as described in more detail above under “Board Meetings and Committees.”
The MDNG Committee is supported in its work by our CEO, our Chief Human Resources Officer, our General Counsel and the MDNG Committee’s Compensation Consultant, as described below. Our Chairman of the Board, who retired as our CEO in 2015 but now is not a member of our management, regularly participates in meetings of the MDNG Committee.
The MDNG Committee may delegate its responsibilities to subcommittees of the MDNG Committee.
Role of the Compensation Consultant
The MDNG Committee has retained Frederic W. Cook & Co., (the Compensation Consultant) a nationally recognized executive compensation consulting firm to, among other things, help it evaluate and oversee our executive compensation program and review the compensation of our directors. The MDNG Committee has assessed the independence of the Compensation Consultant pursuant to SEC and NYSE rules and concluded that its work for the MDNG Committee does not raise any conflict of interest.
Our Chief Human Resources Officer coordinates the Compensation Consultant's assignments and, in providing its services to the MDNG Committee, the Compensation Consultant regularly interacts with our senior management. However, the Compensation Consultant reports directly to the MDNG Committee; the MDNG Committee retains authority to approve the compensation of the Compensation Consultant, determine the nature and scope of its services and evaluate its performance. The Compensation Consultant provides no services to the Company other than consulting services to the MDNG Committee regarding executive compensation and non-executive director compensation. The MDNG Committee may replace the Compensation Consultant or hire additional consultants at any time. A representative of the Compensation Consultant attends meetings of the MDNG Committee, as requested.
In connection with our executive compensation program, the Compensation Consultant provides various services to the MDNG Committee, including advising the MDNG Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program, including its relationship to performance.
The Compensation Consultant's work for the MDNG Committee during 2023 and early 2024 included:
•An evaluation of NEO compensation compared to Benchmarking Peers and recommendations for changes to our NEO compensation programs, generally;
•Advice about our base salaries and their amounts relative to our other compensation components;

36 │ MGIC Investment Corporation – 2024 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — How We Make Compensation Decisions
•Advice about the annual bonus plan, including the performance measures and goals incorporated into the formula that is used to determine payouts;
•Advice about the long-term equity incentive program, including the level of awards granted under the program and the vesting provisions;
•Review and analysis of our Benchmarking Peer Group used to evaluate our executive compensation and non-employee director compensation;
•An evaluation of the costs and provisions of change in control benefits for executives;
•Review of drafts of the CD&A and related compensation tables for the Proxy Statement;
•An evaluation of non-employee director compensation compared to our Benchmarking Peers;
•Review of our stock ownership guidelines and recommendations for changes; and
•Review of, and comment on, management's compensation risk assessments.
Role of Officers
While the MDNG Committee is ultimately responsible for making all compensation decisions affecting our NEOs, our CEO participates in the process because the MDNG Committee views his input as necessary given his close day-to-day association with the other NEOs and his knowledge of our operations. Among other things, our CEO makes recommendations on the components of compensation for the NEOs, other than himself. Our CEO does not participate in the portions of Committee meetings regarding the review of his own performance or the determination of the amounts of his compensation or when the MDNG Committee members meet in executive session.
Our Chief Human Resources Officer and our General Counsel also participate in the MDNG Committee’s compensation process. Our Chief Human Resources Officer is responsible for coordinating the work of the Compensation Consultant for the MDNG Committee and the annual preparation of an executive compensation risk evaluation. She maintains knowledge of executive compensation trends, practices, rules and regulations and works with our General Counsel on related legal and tax compliance matters as well as on other matters related to executive compensation. The MDNG Committee receives information from management that includes: detailed breakdowns of the compensation of the NEOs; the total amount of stock and RSUs held by each NEO; and the other compensation information disclosed in this Proxy Statement.
MGIC Investment Corporation – 2024 Proxy Statement │ 37

Benchmarking — COMPENSATION DISCUSSION & ANALYSIS
Benchmarking
To provide the MDNG Committee with a framework for evaluating compensation levels for our NEOs against market practices, the Compensation Consultant periodically prepares reports analyzing compensation data for our Benchmarking Peers.
The criteria considered by the MDNG Committee when selecting Benchmarking Peers include whether the candidate: 1) is a mortgage insurer; 2) has significant exposure to residential real estate; 3) is in an industry in which we compete for talent; 4) chose us as a benchmarking peer; and 5) is reasonably similar in size to us. Based on these criteria, in July 2022, the Compensation Consultant proposed, and the MDNG Committee approved, changes to the companies in our Benchmarking Peer Group that were used in competitive analysis conducted in the fourth quarter of 2022 to inform decisions on target pay opportunities and program design for 2023:

2021-2023 Benchmarking Peer Groups
MGIC Peer Group	Mortgage Insurer - Direct Competitor[1]	Exposure to Residential Real Estate Market	Industry in which we Compete for Talent	Chose us as a Peer	Business
Fidelity National Financial Inc.		X	X		Title Ins & Other R.E. Services
Genworth Financial Inc.	X	X	X	X	Includes Mortgage Insurer
Arch Capital Group Ltd.	X	X	X		Includes Mortgage Insurer
Assured Guaranty Ltd.		X	X	X	Financial Guaranty Insurer
Essent Group Ltd.	X	X	X	X	Mortgage Insurer
First American Fin'l Corp.		X	X		Title Ins & Other R.E. Services
Flagstar Bancorp Inc.		X	X		Mortgage Orig & Svg; Banking
NMI Holdings Inc.	X	X	X	X	Mortgage Insurer
Ocwen Financial Corp.		X	X	X	Mortgage Svg & Lending
PennyMac Fin'l Services Inc.		X	X	X	Mortgage Svg & Lending
Radian Group Inc.	X	X	X	X	Mortgage Insurer
Stewart Info. Services Corp.		X	X	X	Title Ins & Other R.E. Services
Walker and Dunlop, Inc.		X	X	X	Real Estate Services & Finance
Enact Holdings	X	X	X	X	Mortgage Insurer
Mr. Cooper Group		X	X		Mortgage Orig & Svg

= 2021 and 2022 Benchmarking Peer Group	= 2023 Benchmarking Peer Group
1    Parent companies of direct competitors whose overall results are principally or significantly impacted by these competitors.

38 │ MGIC Investment Corporation – 2024 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — Benchmarking
Changes to the 2023 Benchmarking Peer group as compared to the 2022 Benchmarking Peer group were:

Removed	Added
Fidelity National Financial	Mr. Cooper Group
•Revenue and market capitalization have outgrown size range	•Mortgage originator and servicer with significant exposure to residential real estate, reasonably comparable revenue and market capitalization, and a common peer of the Company's direct peers
Genworth Financial	Enact Holdings
•Spun out its mortgage insurance segment and re-branded it as Enact Holdings	•Mortgage insurer spun off from Genworth Financial

As shown in the table below, our market capitalization is in the top quartile of, and our revenue is reasonably comparable to, the companies in our 2023 Benchmarking Peer Group.

MGIC Percentile Rank Versus Benchmarking Peer Group
12/31/23 Market Capitalization	91st
2023 Revenue	38th
Note: Excludes Flagstar Bancorp Inc., which was acquired by New York Community Bank in late 2022.
Why we do not Include Property and Casualty Insurers in our Benchmarking Peer Group
A leading proxy advisory service compares our CEO's compensation to the compensation of CEOs in a peer group that it constructs for us. That peer group includes a number of property and casualty insurers. Other than one of our direct competitors who is part of a company that includes diversified lines of insurance, we do not include property and casualty insurers in our Benchmarking Peer Group because those companies: 1) are not subject to residential mortgage risk or the residential real estate market to the same extent as are we or our Benchmarking Peers, 2) are not the companies with which we compete for executive talent, and 3) generally do not select us as a benchmarking peer.
Changes to our Benchmarking Peer Group for 2024
The MDNG Committee's Compensation Consultant reviews the Benchmarking Peer Group annually and reports its findings and recommendations to the MDNG Committee. In July 2023, the Compensation Consultant proposed, and the MDNG Committee approved, the removal of Flagstar Bancorp from the Company's Benchmarking Peer Group for 2024 executive compensation. This change was made following the acquisition of Flagstar Bancorp by New York Community Bank in December of 2022.

MGIC Investment Corporation – 2024 Proxy Statement │ 39

Components — COMPENSATION DISCUSSION & ANALYSIS
Components of Our Executive Compensation Program
Each of the components of our executive compensation is discussed below. To meet our objective of aligning compensation and shareholder interests, our executive compensation program includes an annual bonus plan that is tied to performance measures that directly support the Company's business strategies, and long-term equity awards with vesting tied to growth in the Company's adjusted book value per share and whose ultimate value reflects our stock price.
With input from the MDNG Committee's Compensation Consultant, the MDNG Committee approved a 2023 target TDC opportunity for each NEO in January 2023. Performance-based, at-risk compensation continues to represent the significant majority of the average TDC opportunities of the individuals who were NEOs at year end, as shown in the charts below.

Base Salary
Our general philosophy is to target base salary range midpoints for our NEOs near the median levels of their Benchmarking Peer Group counterparts. In considering any change to our CEO’s compensation, including base salary, the MDNG Committee considers market competitiveness, tenure in position and its evaluation of his performance. Subjects covered by the evaluation of his performance include financial results, leadership, strategic planning, succession planning, community and industry involvement, and communications and relations with the Board. Base salary changes for our other NEOs are recommended to the MDNG Committee by the CEO based on his evaluation of each NEO’s performance, base salary levels of Benchmarking Peer Group counterparts, responsibilities of each NEO, and considerations of internal equity. The MDNG Committee approves changes in salaries for NEOs after considering the CEO’s recommendations and the MDNG Committee's independent judgment regarding the NEOs gained through the MDNG Committee’s benchmarking and general contact with them, including contact through Board meetings.
For 2023, the MDNG Committee reviewed the most recently available salary data from our benchmarking peers in order to determine the appropriateness of our NEO base salaries. Based on this review, the MDNG Committee approved merit salary increases averaging 4% for Messrs. Mattke, Colson, Miosi and Thompson, and Ms. Maggio to ensure that base levels continued to remain competitive with the NEOs' respective Benchmarking Peer Group counterparts. Due to his anticipated retirement, Mr. Hughes' salary was not increased in 2023.

40 │ MGIC Investment Corporation – 2024 Proxy Statement

NEO Base Salaries
Executive	2021	2022	2023
Timothy J. Mattke, CEO	$900,000	$950,000	$1,000,000
Nathaniel H. Colson, EVP and CFO	$465,000	$500,000	$520,000
Salvatore A. Miosi, President and COO	$700,000	$721,000	$735,000
Paula C. Maggio, EVP and General Counsel	$565,000	$599,000	$617,000
Steven J. Thompson, EVP - Chief Risk Officer[1]			$493,000
James J. Hughes, EVP - Sales and Bus. Development[2]	$581,000	$598,000	$598,000
1    No compensation data is provided for the years prior to Mr. Thompson becoming an NEO.
2    The amount shown for Mr. Hughes' 2023 salary is annualized. Mr. Hughes retired in August 2023.

Annual Bonus
Our bonus plan is designed to strongly align pay delivery with our performance, as defined by achievement of our annual financial performance measures and business objectives.
Bonus Opportunity. Consistent with 2022, in 2023 each of our executives has a target bonus opportunity expressed as a multiple of base salary. Actual earned bonuses could range from 0% to 200% of the target opportunities, depending on performance. The threshold (and below threshold), target and maximum bonus opportunities for each NEO employed at the end of 2023 and eligible to receive a bonus are shown in the following table. The multiples are unchanged from 2022 levels.

	2023 Bonus Opportunities (Multiple of Base Salary)
Executive	Below Threshold	Threshold	Target	Maximum
Timothy J. Mattke	0	0.75	1.50	3.00
Nathaniel H. Colson	0	0.50	1.00	2.00
Salvatore A. Miosi	0	0.675	1.35	2.70
Paula C. Maggio	0	0.50	1.00	2.00
Steven J. Thompson	0	0.50	1.00	2.00
Represents a multiple of the base salary amounts that become effective in March or April of the year for which the bonuses are awarded. Such base salary amounts will not be the same as the base salary amounts disclosed in the SCT due to the effects of the timing of the pay increases and the variability in the number of pay periods in each calendar year.
As referenced above, in January 2023 the MDNG Committee identified three financial performance measures (with a total weight of 75%) and the three business objectives (with a total weight of 25%) to be used when determining 2023 NEO bonuses:
•Financial Performance Measures. The MDNG Committee chose ROE, NIW and IIF as the financial performance measures in the 2023 bonus plan to provide an incentive for bottom line and top line growth and for reasonable consistency with the 2021 and 2022 bonus plans. The IIF metric balances the volatility of the NIW metric that can be impacted by a strong or weak mortgage refinancing environment.
MGIC Investment Corporation – 2024 Proxy Statement │ 41

Annual Bonus — Components — COMPENSATION DISCUSSION & ANALYSIS
•Business Objectives Performance Measures. Each business objective selected by the MDNG Committee directly supports our business strategies. These objectives include transforming our business operations, managing our amount and form of capital, and demonstrating our commitment to corporate sustainability to all our stakeholders, including our co-workers, customers, investors, and community, and creating a co-worker experience that attracts, develops, and retains the right talent by emphasizing engagement, diversity, inclusion and collaboration.
Calculation of 2023 Bonus. Threshold, target and maximum performance levels were established for each financial performance measure. Actual performance at such levels would result in credit of 0% for below threshold performance, 50% for threshold performance, 100% for target performance, and 200% for maximum performance, with credit for performance achievement between the threshold and target levels, and the target and maximum levels, calculated by linear interpolation. The payout percentage determined by the Company’s actual 2023 performance for each financial performance measure was multiplied by an assigned weight to determine a weighted score for that measure. For the business objectives, the MDNG Committee reviewed management’s report of the Company’s activities with respect to each objective (some of which is included in the discussion below) in determining the score.

2023 Bonus Percentage
					Percent Earned		Weighted Score
	2023 Performance Levels			Actual 2023
	Threshold 50%	Target 100%	Maximum 200%
						Weight
Financial Performance Measures:
Return on Equity	8.0%	11.1%	17.0%	14.1%	150.8%	45.0%	67.9%
New Insurance Written (billions)	$37.0	$52.0	$97.8	$47.8	86.0%	15.0%	12.9%
Insurance in Force (billions)	$278.6	$296.0	$318.7	$293.5	92.8%	15.0%	13.9%
Total Score for Financial Performance Measures						75.0%	94.7%

Business Objectives:
Transformation	For a discussion of performance against these business objectives, see "Performance Against Business Objectives"
Corporate Sustainability
Capital
Total Score for Business Objectives					80.0%	25.0%	20.0%
2023 Bonus Percentage							114.7%
The aggregate weighted financial and business performance scores resulted in a preliminary bonus percentage of 114.7%. The MDNG Committee has discretion to adjust the preliminary bonus percentage up or down by as much as 10 percentage points, but did not do so because the MDNG Committee considered the bonus pay-out to be consistent with the Company’s pay-for-performance objective. More information about the evaluation and scoring of each of these financial and business performance scores is below.

42 │ MGIC Investment Corporation – 2024 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — Components — Annual Bonus
Performance Against Financial Measures
Return on Equity (ROE)

ROE Performance Levels for Company's 2023 Bonus Plan
Company's Threshold ROE (for 50% bonus payout. If performance is below threshold, no credit is given)	8.0%
Company's Target ROE (for 100% bonus payout)	11.1%
Company's Maximum ROE (for 200% bonus payout)	17.0%
Company's Actual 2023 ROE	14.1%
Note: For purposes of the bonus plan, we calculate ROE as adjusted net operating income, divided by beginning of the year GAAP shareholders' equity, excluding accumulated other comprehensive income (loss) and adjusted for financial impacts of GSE-mandated mortgage insurance cancellations inconsistent with prior business practices. Adjusted net operating income is a non-GAAP measure of performance. For a description of how we calculate this measure and for a reconciliation of this measure to its nearest comparable GAAP measures, see Appendix B.

As noted above, two of the objectives of our executive compensation program are to link compensation to Company performance and to design incentives so that the earned TDC of our NEOs varies based on performance. The MDNG Committee considered those objectives when it established the ROE performance levels for the 2023 bonus plan. In considering the ROE performance goals for 2023, the Committee considered how an expected decline in mortgage originations, driven by continued high mortgage interest rates and affordability challenges would impact our 2023 results. In light of these uncertainties, the MDNG Committee reduced the 2023 target ROE level from 13.5% in 2022 to 11.1%, consistent with our 2023 business plan and at a level the MDNG Committee considered challenging, yet achievable. Ultimately, our actual 2023 ROE results exceeded the target, primarily due to the re-estimation of loss reserves on previously received delinquency notices.
The Company continued to engage in stock repurchases in 2023. However, the 2023 repurchases did not affect the Company's ROE performance because ROE is calculated as adjusted net operating income, divided by beginning shareholders' equity (which is not affected by 2023 share repurchases).
The following chart shows the reasonableness of our CEO's bonus and its alignment with the Company's ROE:

Note: The bonuses of our former CEO are shown for 2018-2019 and the bonuses of our current CEO are shown for 2020-2023.
MGIC Investment Corporation – 2024 Proxy Statement │ 43

Annual Bonus — Components — COMPENSATION DISCUSSION & ANALYSIS
New Insurance Written (NIW)

2023 NIW Performance Levels (billions)
Company's Threshold NIW (for 50% bonus payout. If performance is below threshold, no credit is given)	$37.0
Company's Target NIW (for 100% bonus payout)	$52.0
Company's Maximum NIW (for 200% bonus payout)	$97.8
Company's Actual 2023 NIW	$47.8
Note: For purposes of the bonus plan, NIW includes (i) traditional loan level insurance, (ii) loan level insurance executed through a managing agent or directly with a GSE or other entity, and (iii) credit risk transfer (calculated as 1/3 of the unpaid principal balance of the loans committed to be insured by us during the year). NIW received credit for bonus purposes only if its expected risk-adjusted return on capital exceeded the Company's hurdle rate. Because the NIW for the bonus plan includes a more comprehensive definition of NIW when compared to the primary NIW disclosed for financial reporting purposes, NIW figures shown in our financial reporting differ slightly from what is shown in this Proxy Statement.

In establishing the 2023 performance goals for NIW, the MDNG Committee reviewed our business plan, evaluated our prior years' results, and viewed the 2020 and 2021 results as extraordinary, as demonstrated by the illustration of our historical NIW in the Executive Summary of this CD&A. Because the level of mortgage originations in 2023 was predicted to be 22% lower than in 2022, and 59% lower as compared to 2021, the MDNG Committee viewed the performance goals based on our business plan as sufficiently rigorous. Our actual 2023 NIW for bonus purposes was $47.8 billion, between threshold and target, reflecting lower mortgage originations that decreased the market for our product.
Insurance in Force (IIF)

2023 IIF Performance Levels (billions)
Company's Threshold IIF (for 50% bonus payout. If performance is below threshold, no credit is given)	$278.6
Company's Target IIF (for 100% bonus payout)	$296.0
Company's Maximum IIF (for 200% bonus payout)	$318.7
Company's Actual 2023 IIF	$293.5
Note: For purposes of the bonus plan, IIF is the unpaid principal balance, as reported to us, of the loans insured by us, as of the end of the year, adjusted for financial impacts of GSE-mandated mortgage insurance cancellations inconsistent with prior business practices.

Our book of IIF is an important driver of our future revenues, and its growth is driven by NIW and the retention of our IIF, as measured by our annual persistency (the percentage of our insurance remaining in force from one year prior). For years such as 2023 when total mortgage originations were forecasted to be down 22% compared to 2022, we would expect our NIW to decrease, which would slow the growth of IIF. Generally speaking, in an environment with fewer mortgage originations, we would also expect policy cancellation rates to decline, and in turn increase annual persistency. However, the impact to persistency generally lags the impact to NIW.
It is through this lens that the MDNG Committee sets annual IIF threshold, target and maximum performance levels. Although the target IIF for 2023 was set at a level below the target level for 2022, as shown in the table below, our 2023 IIF target performance level of $296.0 billion was set slightly higher than our 2022 actual results and was 18.5% above our average IIF for the past five years. The MDNG Committee viewed the performance target level as sufficiently rigorous considering the expected size of the mortgage market for 2023 and our business plan assumptions. Our actual 2023 IIF was $293.5 billion, which fell slightly below the target goal, but is approximately 17.5% above the average IIF over the last five years.

Historical IIF (billions)
2018	2019	2020	2021	2022	Average
$209.7	$222.3	$246.6	$274.4	$295.3	$249.7

44 │ MGIC Investment Corporation – 2024 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — Components — Annual Bonus
Performance Against Business Objectives
Each business objective directly supports our business strategies. As shown in the table below, despite the headwinds facing the Company at the beginning of the year, the Company achieved favorable results against the business objectives used to determine the 2023 bonuses of our NEOs.

Business Objective		Results
Transformation - Transform our business to sustain our success.	è
We continued to transform our business through digital, data-driven processes, including:
•Enhanced our risk-based pricing tool, MiQ, to better compete in an increasingly dynamic market.
•Ongoing development of data and analytics capabilities to enhance market intelligence.
•Established an Enterprise Management Office to prioritize and monitor the progress of our technological initiatives and investments.

Capital - Ensure that we have the appropriate amount and form of capital to support our strategies and meet the needs of our stakeholders.	è
Our capital was well in excess of the requirements of the GSEs and state regulators.
S&P upgraded MGIC's long-term financial strength rating to A- and the long-term Issuer Credit Rating of MGIC Investment Corporation was upgraded to BBB-.
Expanded our reinsurance program through additional quota share and excess-of-loss reinsurance transactions that provide a source of capital relief and allow us to better manage our risk profile.
Maintained financial strength and capital flexibility while paying shareholder dividends of $0.43 per share for the year, a 19% increase from 2022.
Fully retired our 9% Junior Convertible Debentures due in 2063, which eliminated approximately 1.6 million potentially dilutive shares.

MGIC Investment Corporation – 2024 Proxy Statement │ 45

Annual Bonus — Components — COMPENSATION DISCUSSION & ANALYSIS

Corporate Sustainability - Demonstrate our commitment to all our stakeholders, including our co-workers, customers, investors, and community, and create a co-worker experience that attracts, develops and retains the right talent by emphasizing engagement, diversity, inclusion and collaboration.
è
Successes in the areas of community and diversity, equity and inclusion included:
•Launched a Community Grant Program to award community grants to non-profit organizations nominated by co-workers
•Produced a customer-facing webinar series to discuss and provide DEI resources relevant to the mortgage industry
•Hosted small group DEI dialogue sessions as well as quarterly workshops that focused on equitable homeownership

Measured and disclosed our Scope 1 and Scope 2 greenhouse gas emissions in our fourth annual Corporate Sustainability Report.

Furthered Affordable Housing Strategy and continued participation with various organizations to increase racial equity in homeownership.

The MDNG Committee approved a payout of 80% of the target score for performance against the business objectives, primarily because our efforts in our transformation initiatives were considered to be below target as we revamped our transformation execution strategy.

46 │ MGIC Investment Corporation – 2024 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — Components — Long-Term Equity
Long-Term Equity Awards
Background Considerations.
Consistent with our belief that there should be a strong link between earned compensation and long-term performance, long-term equity awards provide one of our most significant TDC opportunities. We emphasize this component of our executive compensation program because it aligns executives’ interests with those of shareholders by linking compensation to both company performance and total shareholder return, while fostering a long-term planning horizon and supporting the retention of our leadership team. Performance-based long-term equity awards at their target grant date fair value represented 67% of the 2023 target TDC opportunity of our CEO, and averaged 53% of the 2023 target TDC opportunities of the other NEOs who were employed at year end. Due to his anticipated retirement, Mr. Hughes did not receive a long-term equity award in 2023.
In January 2023, the MDNG Committee established a target long-term equity award opportunity for NEOs other than Mr. Hughes. To set these targets, the MDNG Committee considered a competitive market analysis of each NEO's TDC opportunity, the portion of such opportunity provided as long-term equity awards relative to their Benchmarking Peer Group counterparts, tenure in the position and internal equity.
Below is a discussion of our 2023 long-term equity awards and a discussion of our 2022 and 2021 long-term equity awards, which is provided for comparison purposes and because a portion of the long-term equity awards granted in those years either vested based on 2023 performance or remain outstanding.
2023 Long-Term Equity Awards
To align our long-term equity awards with the interests of shareholders, 100% of the long-term equity awards granted in January 2023 to our NEOs are restricted stock units (RSUs) that are performance-based and will cliff vest after three years based on the percentage achievement of a three-year cumulative adjusted book value (ABV) per share growth goal. Each executive's target long-term equity award value is translated into a target number of RSUs based on the closing stock price on the date of grant. The actual number of earned shares ranges from 0% to 200% of the target number of RSUs, depending on performance versus the three-year cumulative goals outlined in the table below, with actual vesting determined by linear interpolation where performance falls between levels.

2023 Long-Term Equity Award Performance Goal – 3-year Cumulative ABV Growth
	Below Threshold (no vesting)	Threshold (for 25% vesting)	Target (for 100% vesting)	Maximum (for 200% vesting)
Required Growth	Less than $1.42	$1.42	$5.69	Greater than or equal to $7.73
Compound Annual Growth Rate	< 3.10%	3.10%	11.45%	≥15.04%
ABV per share is a non-GAAP financial measure. For a description of how we calculate this measure for each equity award and a reconciliation of this measure to its nearest comparable GAAP measure, see Appendix B.

Book value growth was chosen as the performance goal, in part because of its simplicity and relevance to management and investors. Book value growth measures cumulative build-up of equity in the Company; we believe its use as a performance goal aligns executive compensation with the financial strength of the Company.
The MDNG Committee viewed the $5.69 required growth in adjusted book value per share for target vesting of the 2023 long-term equity awards as sufficiently rigorous when considering our business plan, the 2020-2022 actual growth of $4.97, and the economic uncertainty and anticipated reduction in the size of the mortgage origination market.
MGIC Investment Corporation – 2024 Proxy Statement │ 47

Long-Term Equity — Components — COMPENSATION DISCUSSION & ANALYSIS
2022 and 2021 Long-Term Equity Awards
The 2021 awards were granted to our NEOs in March 2021, and the 2022 awards were granted to our NEOs in February 2022. The awards will each cliff vest after three years based on percentage achievement of a three-year cumulative ABV per share growth goal. Each executive's target long-term equity award value was translated into a target number of RSUs based on the closing stock price on the grant date. Actual vesting may range from 0% to 200% of the target number of RSUs, based on three-year cumulative ABV per share growth.
For the 2021 awards, an 11.3% compound annual growth in ABV (or $5.03 per share growth) is required for 100% (target) vesting; 14.0% compound annual growth (or >$6.38 per share growth) is required for maximum vesting; 3.1% compound annual growth (or $1.26 per share growth) is required for threshold vesting; and anything less than the threshold growth will result in 0% vesting. The actual vesting percentage is determined by linear interpolation based on where the actual growth in ABV per share falls between $1.26 and $6.38.
For the 2022 awards, a 12.08% compound annual growth in ABV (or a $6.04 per share growth) is required for 100% (target) vesting; 14.0% compound annual growth (or >$7.13 per share growth) is required for maximum vesting; 3.3% compound annual growth (or $1.51 per share growth) is required for threshold vesting; and anything less than the threshold growth will result in 0% vesting. The actual vesting percentage is determined by linear interpolation based on where the actual growth in ABV per share falls between $1.51 and $7.13.
The table below shows:
•the three-year cumulative goal for targeted vesting of the 2023, 2022 and 2021 ABV awards to NEOs,
•the growth in ABV per share as of the end of 2023, as calculated for the awards, and
•the final vesting percentage for the 2021 awards; no 2022 or 2023 awards will vest until the end of each of their three-year performance periods.

Growth in Adjusted Book Value per Share for Targeted Vesting of 2021-2023 Cliff ABV Awards
	3-year Cumulative Goal for Target	2021-2023 Actual Growth	2022-2023 Actual Growth	2023 Actual Growth	Vesting %
2023 Equity Awards	$5.69			$2.45
2022 Equity Awards	$6.04		$5.03
2021 Equity Awards	$5.03	$6.72			200% of Target
With respect to all of the long-term equity awards, dividends are not paid currently, but when awards vest, a payment is made equal to the dividends that would have been paid during the performance period for those vested awards.

48 │ MGIC Investment Corporation – 2024 Proxy Statement

Pension Plan
Prior to 2023, our executive compensation program included a qualified pension plan (which had previously been transitioned to a cash balance plan) and a supplemental executive retirement plan. These plans compute retirement benefits based only on current cash compensation (salary and annual bonus) and therefore do not include long-term incentives that can result in substantial increases in pension value. A description of our pension plan can be found following the table titled “Pension Benefits at 2023 Fiscal Year-End” in “Compensation and Related Tables” below.
We believe retirement benefits are an important element of a competitive compensation program. As a result, effective January 1, 2023 we changed our retirement benefits to better match our retirement benefits to the diverse needs of our current and future co-workers, help us attract and retain talent, and align with our business objectives. As a part of those changes, we ended contributions to the pension plan, increased MGIC matching contributions to the 401(k) Savings plan, and enhanced retiree medical benefits.
Perquisites
To avoid an entitlement mentality, the perquisites we provide are minimal, ranging from $100 to $12,400 in 2023 for our NEOs. The 2023 perquisites were primarily related to club dues.
MGIC Investment Corporation – 2024 Proxy Statement │ 49

OTHER ASPECTS OF OUR EXECUTIVE COMPENSATION PROGRAM
Stock Ownership by Named Executive Officers
Stock Ownership Guidelines. We have stock ownership guidelines for our executive officers to align the interests of our executives with those of our shareholders and to mitigate potential risks from incentive arrangements. Stock considered owned consists of shares owned outright by the executive and time-vested RSUs. Performance-vested RSUs are not considered for purposes of the stock ownership guidelines.
The stock ownership guidelines require ownership of stock valued at six times base salary for our CEO and stock valued at three times base salary for the other NEOs. Until the guideline is met, an NEO must retain the portion of shares received upon vesting of equity awards equal to the lower of 25% of the shares that vested and 50% of the shares that were received by the NEO after taking account of shares withheld to cover taxes.
As of December 31, 2023, our CEO owned stock valued at 11.5 times his base salary. The stock ownership of our other NEOs employed at year end ranged from 2.2 to 10.1 times their base salaries. As NEOs receive stock upon vesting of their 2021 long-term equity awards, it is expected that each will meet the guideline.
Equity Holding Post-Vesting Requirement. A portion of long-term equity awards granted to our NEOs and other executive officers must not be sold for one year after vesting. The number of shares that must not be sold is the lower of 25% of the shares that vested and 50% of the shares that were received by the officer after taking account of shares withheld to cover taxes. The holding period may end before one year if the officer is no longer required to report their equity transactions to the SEC. The holding period does not apply to involuntary transactions, such as would occur in a merger, and for certain other dispositions.
Hedging and Pledging
Our hedging policy applies to our directors, NEOs, all other officers and certain other employees (generally, those who have regular access to material nonpublic information about the Company that gets incorporated into the Company’s periodic releases and reports), as well as their family members and entities that they control or influence. Under our hedging policy, the covered individuals/entities may not enter into hedging transactions designed to hedge or offset a decrease in the value of "Company Securities" or of vested or unvested restricted stock units (whether cash- or stock-settled). The definition of "Company Securities" includes the Company's common stock, options to purchase common stock, and convertible debentures, as well as derivative securities that are not issued by the Company, such as exchange-traded put or call options or swaps relating to the Company's securities. The hedging policy includes the following non-exhaustive list of examples of prohibited hedging transactions: forward sale contracts, equity swaps and credit defaults swaps relating to Company Securities. Financial instruments that hedge general industry risk or whose underlying security is that of an unrelated company are specifically not prohibited.
Under our pledging policy, the same individuals/entities who are subject to our hedging policy may not hold Company Securities in a margin account or pledge Company Securities as collateral for a loan.
“Clawback” Policy
In October of 2023 the Board of Directors adopted a compensation clawback policy (the "2023 Clawback Policy") intended to comply with the final SEC rules and stock exchange listing standards regarding the recoupment policy required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The purpose of the 2023 Clawback Policy is to establish the terms under which the Company is required to recover certain amounts of incentive-based compensation from current and former Executive Officers in the event of an accounting restatement resulting from material non-compliance with any financial reporting requirement under federal securities laws. "Incentive-based Compensation" is defined in the

50 │ MGIC Investment Corporation – 2024 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS — Other Aspects
2023 Clawback Policy as any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures. The 2023 Clawback Policy applies to incentive-based compensation received on or after October 2, 2023.

The Company's pre-existing Clawback Policy continues to apply to compensation received prior to October 2, 2023. Under the pre-existing policy, the Company will seek to recover from any NEO or other executive officer, to the extent the MDNG Committee deems appropriate, amounts associated with cash incentive compensation that was earned and equity awards that vested based on achievement of a performance goal if a subsequent financial restatement shows that such compensation should not have been paid.
Change in Control Provisions
Each of our NEOs is a party to a Key Executive Employment and Severance Agreement with us (a KEESA), as described in the section titled “Potential Payments Upon Termination or Change-in-Control – Change in Control Agreements” below. The period for which our KEESAs provide employment protection ends on the third anniversary of the date of a change in control. Our KEESAs provide for a cash payment in two lump sums (or one lump sum if neither the Company nor any affiliate’s stock is publicly traded) only after both a change in control and a specified employment termination (a “double trigger”). Our KEESAs also provide for "double trigger" vesting of equity awards: there must be a change in control and a qualifying employment termination.
The agreements for our outstanding equity awards provide that the equity will not vest upon a change in control if the MDNG Committee reasonably determines in good faith prior to the occurrence of the change in control that the awards will be assumed or replaced by the employee’s employer immediately following the change in control with an alternative award meeting specified requirements.
Our KEESAs do not contain a gross-up by the Company for any excise tax payments resulting from payments upon a change in control. Payments under the KEESAs are capped by reducing such payments to an amount that will not trigger payment of federal excise taxes on such payment (the "Cut-Back Provision"), but only if the resulting after-tax value to the participant of the total payments upon a change in control would be greater than the after-tax value to the participant if the cash payments were not so reduced with the participant responsible for the excise taxes.
For additional information about our KEESAs, see “Compensation and Related Tables – Potential Payments Upon Termination or Change-in-Control – Change in Control Agreements” below.
Tax Deductibility Limit
Section 162(m) of the Internal Revenue Code disallows a tax deduction to public corporations for compensation in excess of $1 million paid during a year to certain "covered employees," generally including our NEOs. The MDNG Committee intends to set compensation for our NEOs at levels it believes are necessary to attract, motivate, retain and reward them, even if a portion of such compensation is not deductible as a result of Section 162(m).
In making decisions about executive compensation, consideration is given to the impact of other regulatory provisions, including the provisions of Section 409A of the Internal Revenue Code regarding non-qualified deferred compensation and the change in control provisions of Section 280G of the Internal Revenue Code.
Process for Approving Compensation Components
The MDNG Committee's typical practice is to approve long-term equity awards and approve new salaries and bonuses at its meeting in late January; however, because at this time, the Company has not yet released its earnings for the prior year, the MDNG Committee's policy provides that the grant date for long-term equity awards to employees (including the NEOs) and directors shall be the second business
MGIC Investment Corporation – 2024 Proxy Statement │ 51

Other Aspects — COMPENSATION DISCUSSION & ANALYSIS
day following the year-end earnings release for the prior year. This policy was adopted so that equity awards would be valued at a point in time when the most important information about the Company is likely to have been disseminated in the market. If the approval of awards occurs on or after March 15 of any given year, the grant date will be the second business day following the first quarterly earnings release issued after such approval.
There were no option awards granted to our NEOs during 2023.
The MDNG Committee has not adjusted executive officers' future compensation based upon amounts realized or forfeited pursuant to previous equity awards.
The Board has delegated limited authority to the CEO to grant equity awards to non-executive officers.
COMPENSATION COMMITTEE REPORT
Among its other duties, the MDNG Committee assists in the oversight by the Board of Directors of MGIC Investment Corporation’s executive compensation program, including approving corporate goals relating to compensation for the CEO and senior officers, evaluating the performance of the CEO and determining the CEO’s annual compensation and approving compensation for MGIC Investment Corporation’s other senior executives.
The MDNG Committee reviewed and discussed with management the foregoing Compensation Discussion and Analysis. Based upon this review and discussion, the MDNG Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in MGIC Investment Corporation’s Proxy Statement for its 2024 Annual Meeting of Shareholders.
Members of the Management Development, Nominating and Governance Committee:
Michael E. Lehman, Chair
Daniel A. Arrigoni
Timothy A. Holt
Jodeen A. Kozlak

52 │ MGIC Investment Corporation – 2024 Proxy Statement

Compensation and Related Tables
Summary Compensation Table
The following table summarizes the compensation of our NEOs for 2021 through 2023.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)[1]		Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
Timothy Mattke	2023	988,462	5,000,012		1,720,500	239,989	35,050	7,984,013
Chief Executive	2022	938,462	4,000,012		1,920,900	—	26,700	6,886,074
Officer	2021	876,923	3,500,001		1,888,650	94,133	25,850	6,385,557
Nathaniel Colson	2023	515,385	1,400,010		596,440	19,846	35,050	2,566,731
EVP and Chief	2022	491,923	1,100,010		674,000	6,644	26,700	2,299,277
Financial Officer	2021	438,462	1,000,011		650,535	34,816	25,850	2,149,674
Salvatore Miosi	2023	731,769	2,100,008		1,138,111	246,352	35,050	4,251,290
President and	2022	716,154	2,060,014		1,312,076	—	26,700	4,114,944
Chief Operating Officer	2021	685,969	2,000,010		1,322,055	164,330	25,850	4,198,214
Paula Maggio	2023	612,846	1,050,011		707,699	22,006	35,050	2,427,612
EVP and	2022	591,154	1,030,007		807,452	32,245	26,700	2,487,558
General Counsel	2021	532,739	1,000,011		790,435	44,616	25,850	2,393,651
Steven Thompson[6]	2023	489,769	1,050,011		565,471	54,115	35,050	2,194,416
EVP and Chief	2022
Risk Officer	2021
James Hughes[7]	2023	268,077	2,195,033	[2]	—	29,758	35,050	2,527,918
Former EVP – Sales &	2022	594,077	1,030,007		806,104	—	26,700	2,456,888
Bus. Development	2021	548,046	1,000,011		812,819	113,933	25,850	2,500,659
1Our stock awards are granted under programs described in "Components of our Executive Compensation Program – Long-Term Equity Awards” in our CD&A. The amounts shown in this column represent the grant date fair value of the target number of RSUs granted to NEOs in the years shown, computed in accordance with FASB ASC Topic 718. The fair value of RSUs is based on the probable outcome of the applicable performance conditions and the closing price of our common stock on the NYSE on the grant date. In 2023, the applicable closing price was $14.17; in 2022, it was $15.46; and in 2021, it was $12.82. The value of the RSUs granted in 2023 if maximum performance were to be achieved is as follows: Mr. Mattke – $10,000,024; Mr. Colson – $2,800,020; Mr. Miosi – $4,200,016; Ms. Maggio – $2,100,022; and Mr. Thompson - $2,100,022. See footnote 2 for information about the amount shown for Mr. Hughes.
2 Mr. Hughes retired in August 2023; he did not receive a 2023 annual equity grant. Our standard terms for stock awards in 2021 and 2022 provided that retirement will not result in forfeiture of the awards, if, among other requirements, the award recipient retires at or after age 62, has been employed by us for at least seven years and continues in our employment for no less than one year after the date of the award (the "employment continuation condition"). However, beginning with 2023 stock awards, the Company reduced the retirement age from 62 to 60. Because of the change to the retirement program, Mr. Hughes having reached the age of 60, and in recognition of his 37 years of service to the Company, the employment continuation condition associated with Mr. Hughes' 2021 award was waived. The award remained subject to the performance condition described in "Components of our Executive Compensation Program - 2022 and 2021 Long Term Equity Awards" in our CD&A. In consideration for the waiver of the employment continuation condition, Mr. Hughes entered into a non-competition agreement with us. The amount shown in this column for Mr. Hughes in 2023 is the value at the date that the 2021 Long Term Equity Award was modified based on the probable outcome, at the time of modification, of the original performance conditions associated with the grant, which was 200% of target (maximum). The closing price on the date of modification was $14.07. Mr. Hughes' 2022 award was forfeited.
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Summary Compensation Table — COMPENSATION AND RELATED TABLES
3    Our 2023 bonus program is described in "Components of our Executive Compensation Program – Annual Bonus” in our CD&A. The bonuses paid were calculated based on a formula that compares actual performance to threshold, target and maximum performance achievement levels for three different financial performance goals (each with specific weights and in total weighted 75%) and a subjective assessment of performance against three different business objectives (in total weighted 25%). All goals for the 2021-2023 bonus programs were considered and approved by the MDNG Committee.
4    The Company does not maintain a non-qualified deferred compensation plan for its employees. The amounts shown in this column reflect, if positive, the sum of (a) the aggregate change in present value of accumulated pension benefits during the year pursuant to our Pension Plan and our SERP when retirement benefits are also provided under the SERP, and (b) distributions the named executive officer received from our SERP during the year.
The aggregate change in present value of accumulated pension benefits represents:
aFor other than Mr. Colson and Ms. Maggio, the difference between (a) the present value of the annual pension payments that the named executive officer would be entitled to receive beginning at age 60, or current age if older than 60, and continuing for his life expectancy determined at the end of the year shown and by assuming that the officer’s employment with us ended on the last day of the year shown, and (b) the same calculation done as if the officer’s employment had ended one year earlier.
bFor Mr. Colson and Ms. Maggio, the difference between (a) the present value as of December 31, 2023 of the accumulated benefit under the "Cash Balance Component" (described following the table titled “Pension Benefits at 2023 Fiscal Year-End") of our Pension Plan, and (b) the same calculation as of the prior year-end.
cFor all years shown, the change in the present value of accumulated pension benefits between years represents the net result of (a) the officer being one year closer to the receipt of the pension payments, which generally means the present value is higher; (b) a change in actuarial assumptions used to calculate the benefit, primarily changes in the discount rate used to calculate the present value at the end of each of those years; (c) a decrease for the effect of distributions that the NEOs received from our SERP; and (d) an increase for in-service distributions received from our SERP to pay the NEO's portion of social security taxes and related income tax from such distributions. For each NEO, the changes consist of:

	2023		2022		2021
Name	Change in Actuarial Assumptions	Change Due to Other Factors	Change in Actuarial Assumptions	Change Due to Other Factors	Change in Actuarial Assumptions	Change Due to Other Factors
Timothy Mattke	$144,025	$95,964	$(925,632)	$441,643	$(133,590)	$227,723
Nathaniel Colson	14,034	5,812	(37,731)	44,375	(94)	34,910
Salvatore Miosi	103,773	142,579	(761,417)	574,614	(106,308)	270,638
Paula Maggio	12,033	9,973	(25,050)	57,295	(206)	44,822
Steven Thompson	70,886	(16,771)	(584,582)	384,861	(83,412)	173,987
James Hughes	125,213	(95,455)	(754,218)	494,566	(107,419)	221,352
See Note 11 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ending December 31, 2023 for additional information regarding the assumptions made in arriving at these amounts.
See information following the table titled “Pension Benefits at 2023 Fiscal Year-End” below for a summary of our Pension Plan and our SERP.
5    Amounts in this column for 2023 consist of matching 401(k) contributions and discretionary retirement plan contributions.
6    Mr. Thompson will retire in March 2024. He holds this position with Mortgage Guaranty Insurance Corporation, a wholly owned subsidiary of the Company, and not with the Company. No compensation data is provided for the years prior to Mr. Thompson becoming an NEO.
7    Mr. Hughes retired in August 2023. He held this position with Mortgage Guaranty Insurance Corporation, a wholly owned subsidiary of the Company, and not with the Company.

54 │ MGIC Investment Corporation – 2024 Proxy Statement

COMPENSATION AND RELATED TABLES — Grants of Plan-Based Awards
2023 Grants of Plan-Based Awards
The following table shows the 2023 grants of plan-based awards to our NEOs.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			Grant Date Fair Value of Stock and Option Awards[3] ($)
Name	Grant Date	MDNG Committee Approval Date	Type of Award	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Timothy Mattke	1/23/2023	1/23/2023	Annual Cash Incentive[1]	750,000	1,500,000	3,000,000
	2/3/2023	1/23/2023	RSUs-Cliff Perf. Vest[4]				88,215	352,859	705,718	5,000,012
Nathaniel Colson	1/23/2023	1/23/2023	Annual Cash Incentive[1]	260,000	520,000	1,040,000
	2/3/2023	1/23/2023	RSUs-Cliff Perf. Vest[4]				24,700	98,801	197,602	1,400,010
Salvatore Miosi	1/23/2023	1/23/2023	Annual Cash Incentive[1]	496,125	992,250	1,984,500
	2/3/2023	1/23/2023	RSUs-Cliff Perf. Vest[4]				37,050	148,201	296,402	2,100,008
Paula Maggio	1/23/2023	1/23/2023	Annual Cash Incentive[1]	308,500	617,000	1,234,000
	2/3/2023	1/23/2023	RSUs-Cliff Perf. Vest[4]				18,525	74,101	148,202	1,050,011
Steven Thompson	1/23/2023	1/23/2023	Annual Cash Incentive[1]	246,500	493,000	986,000
	2/3/2023	1/23/2023	RSUs-Cliff Perf. Vest[4]				18,525	74,101	148,202	1,050,011
James Hughes	1/23/2023	1/23/2023	Annual Cash Incentive[1]	—	—	—
	4/26/2023	4/26/2023	RSUs-Cliff Perf. Vest[5]				19,501	78,004	156,008	2,195,033
1    Our Non-Equity Incentive Plan Awards are described in "Components of our Executive Compensation Program – Annual Bonus” in our CD&A.
2    Our Equity Incentive Plan Awards are described in "Components of our Executive Compensation Program – Long-Term Equity Awards” in our CD&A.
3    All of the figures in this column represent the grant date fair value of stock unit awards based on the probable outcome of the applicable performance conditions as of the grant date. The grant date fair value is based on the NYSE closing price on the day the award was granted.
4    These are the 2023 Cliff BV Awards described in "Components of our Executive Compensation Program – Long-Term Equity Awards” in our CD&A.
5    Mr. Hughes retired in August 2023; he did not receive a 2023 annual equity grant. Our standard terms for stock awards in 2021 and 2022 provided that retirement will not result in forfeiture of the awards, if, among other requirements, the award recipient retires at or after age 62, has been employed by us for at least seven years and continues in our employment for no less than one year after the date of the award ("the employment continuation condition"). However, beginning with 2023 stock awards, the Company reduced the retirement age from 62 to 60. Because of the change to the retirement program, Mr. Hughes having reached the age of 60, and in recognition of his 37 years of service to the Company, the employment continuation condition associated with Mr. Hughes' 2021 award was waived. The award remained subject to the performance condition described in "Components of our Executive Compensation Program - 2022 and 2021 Long Term Equity Awards" in our CD&A. In consideration for the waiver of the employment continuation condition, Mr. Hughes entered into a non-competition agreement with us. The amount shown for Mr. Hughes in the "RSUs - Cliff Perf. Vest" column is the value at the date that the 2021 Long Term Equity Award was modified based on the probable outcome, at the time of modification, of the original performance conditions associated with the grant, which was 200% of target (maximum). The closing price on the date of modification was $14.07. Mr. Hughes' 2022 award was forfeited.
MGIC Investment Corporation – 2024 Proxy Statement │ 55

Outstanding Equity Awards — COMPENSATION AND RELATED TABLES
Outstanding Equity Awards at 2023 Fiscal Year-End
The following table shows our NEOs’ equity awards outstanding on December 31, 2023.

	Equity Incentive Plan Awards
Name	Number of Unearned Shares, Units or Other Rights That Have Not Vested[1] (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[2] ($)
Timothy Mattke	1,157,614	22,330,374
Nathaniel Colson	325,961	6,287,788
Salvatore Miosi	593,463	11,447,901
Paula Maggio	296,733	5,723,980
Steven Thompson	296,733	5,723,980
James Hughes[3]	156,008	3,009,394
1    All outstanding RSUs are cliff-vested based on achievement of a three-year cumulative goal for growth in adjusted book value per share. These performance-based RSUs have a potential payout ranging from 0-200% of the target number of RSUs granted. The number of RSUs that will ultimately vest will not be determined until the year in which they vest, based on actual performance through the end of the prior year:
aCliff Performance Vested RSUs awarded February 3, 2023 to Messrs. Mattke (352,859), Colson (98,801), Miosi (148,201), Thompson (74,101), and Ms. Maggio (74,101) that will cliff vest in February, 2026. Amounts reported for the 2023 awards reflect target levels of achievement of the performance goals pursuant to applicable reporting requirements. For more information, see "Components of our Executive Compensation Program – 2023 Long Term Equity Awards" in our CD&A.
bCliff Performance Vested RSUs awarded February 4, 2022 to Messrs. Mattke (258,733), Colson (71,152), Miosi (133,248), Thompson (66,624), and Ms. Maggio (66,624) that will cliff vest in February, 2025. Amounts reported for the 2022 awards reflect target levels of achievement of the performance goals pursuant to applicable reporting requirements. For more information, see "Components of our Executive Compensation Program – 2021 and 2022 Long Term Equity Awards" in our CD&A.
cCliff Performance Vested RSUs awarded March 1, 2021 to Messrs. Mattke (546,022), Colson (156,008), Miosi (312,014), Thompson (156,008), Hughes (156,008), and Ms. Maggio (156,008) that cliff vest in March, 2024. Amounts reported for the 2021 awards reflect maximum levels of achievement of the performance goals pursuant to applicable reporting requirements. For more information, see "Components of our Executive Compensation Program – 2021 and 2022 Long Term Equity Awards" in our CD&A.
2    Based on the closing price of the Common Stock on the NYSE at 2023 year-end, which was $19.29.
3 Mr. Hughes retired in August 2023. Our standard terms for stock awards in 2021 and 2022 provided that retirement will not result in forfeiture of the awards, if, among other requirements, the award recipient retires at or after age 62, has been employed by us for at least seven years and continues in our employment for no less than one year after the date of the award ("the employment continuation condition"). However, beginning with 2023 stock awards, the Company reduced the retirement age from 62 to 60. Because of the change to the retirement program, Mr. Hughes having reached the age of 60, and in recognition of his 37 years of service to the Company, the employment continuation condition associated with Mr. Hughes' 2021 award was waived. Mr. Hughes' 2022 award was forfeited.

56 │ MGIC Investment Corporation – 2024 Proxy Statement

COMPENSATION AND RELATED TABLES — Stock Vested

2023 Stock Vested
The following table shows the vesting of grants of plan based stock awards to our NEOs in 2023. There were no options outstanding or exercised in 2023.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[1] ($)
Timothy Mattke	222,390	3,060,086
Nathaniel Colson	76,248	1,049,172
Salvatore Miosi	139,788	1,923,483
Paula Maggio	76,248	1,049,172
Steven Thompson	76,248	1,049,172
James Hughes	76,248	1,049,172
1    Value realized is the market value at the close of business on the vesting date, or the prior business day if the vesting date falls on a weekend or holiday.

MGIC Investment Corporation – 2024 Proxy Statement │ 57

Pension Benefits — COMPENSATION AND RELATED TABLES
Pension Benefits at 2023 Fiscal Year-End
The following table shows the present value of accrued pension plan benefits for our NEOs as of December 31, 2023.

Name	Plan Name[1]	Number of Years Credited Service (#)	Present Value of Accumulated Benefit[2] ($)	Payments During Last Fiscal Year[3] ($)
Timothy Mattke	Qualified Pension Plan	17.6	1,853,067	—
	Supplemental Executive Retirement Plan	17.6	72,669	—
Nathaniel Colson	Qualified Pension Plan	9.4	117,873	—
	Supplemental Executive Retirement Plan	9.4	—	—
Salvatore Miosi	Qualified Pension Plan	35.7	2,508,352	—
	Supplemental Executive Retirement Plan	35.7	247,394	—
Paula Maggio	Qualified Pension Plan	5.5	191,176	—
	Supplemental Executive Retirement Plan	5.5	—	—
Steven Thompson	Qualified Pension Plan	25.3	2,400,936	—
	Supplemental Executive Retirement Plan	25.3	17,193	—
James Hughes	Qualified Pension Plan	36.3	2,991,817	69,884
	Supplemental Executive Retirement Plan	36.3	142,645	—
1    See below for a summary of these plans.
2    The amount shown in this column, for other than Mr. Colson, Ms. Maggio and Mr. Hughes, is the present value of the pension payments that the NEO would be entitled to receive beginning at age 60 (which is the earliest age that unreduced benefits under the Qualified Pension Plan and SERP may be received), or current age if older than 60, and continuing for his or her life expectancy determined at the end of 2023, and by assuming that the officer’s employment with us ended on the last day of that year. It represents the present value of annual payments under the legacy Qualified Pension Plan design through December 2018 (the "Prior Plan Component") and the present value of the accumulated benefit under the Cash Balance Component (both described below) of our Pension Plan. See Note 11 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ending December 31, 2023 for the discount rate used to calculate the present value of benefits under these plans. The amount shown in this column for Mr. Colson and Ms. Maggio is the present value as of December 31, 2023 of the accumulated benefit under the Cash Balance Component, assuming retirement at age 65. The amount shown in this column for Mr. Hughes is the present value of remaining accumulated benefit of annuity payments that commenced on September 1, 2023 for the Qualified Pension Plan and lump sum payable on February 1, 2024 from the SERP Plan.

3    The amount shown in this column for Mr. Hughes is annuity payments made during the 2023 fiscal year from the Qualified Pension Plan (commenced on September 1, 2023).

The Qualified Pension Plan was redesigned, effective January 1, 2014. As described below, under the redesigned Qualified Pension Plan and SERP, employees hired after December 31, 2013 accrue retirement benefits under a cash balance formula (the Cash Balance Component). Employees hired prior to January 1, 2014 continued to accrue benefits under the Prior Plan Component. Between January 1, 2019 and December 31, 2022, all participants accrued benefits under the Cash Balance Component.

58 │ MGIC Investment Corporation – 2024 Proxy Statement

COMPENSATION AND RELATED TABLES — Pension Benefits
Named Executive Officers Hired Prior to January 1, 2014
Through 2018, the NEOs (other than Mr. Colson, who was hired in 2014, and Ms. Maggio, who was hired in 2018) accrued benefits under the Prior Plan Component. Under the Pension Plan and SERP taken together within the Prior Plan Component, those executive officers each earned an annual pension credit for each year of employment equal to 2% of the officer’s eligible compensation for that year. Eligible compensation was limited to salaries, wages, cash bonuses (which for this purpose also includes payments listed in the Non-Equity Incentive Compensation Plan column in the Summary Compensation Table), and the portion of cash bonuses deferred and converted to restricted equity bonuses (applicable for bonuses for 1999 through 2006 performance). At retirement, the annual pension credits are added together to determine the employee’s accrued pension benefit. However, the annual pension credits for service prior to 1998 for each employee with at least five years of vested service on January 1, 1998 will generally be equal to 2% of the employee’s average eligible compensation for the five years ended December 31, 1997. Retirement benefits vest after three years of service. Full pension benefits for the Prior Plan Component are payable in monthly installments or a lump-sum upon retirement at or after age 60 with at least three years of service. Any supplemental executive retirement benefits are payable in a lump sum six months after service with the company ends. In addition, reduced benefits are payable beginning at any age following termination.
If the employment of our NEOs (other than Mr. Colson and Ms. Maggio) terminated effective December 31, 2023, the annual amounts payable to them at age 60 under the Pension Plan would be: Mr. Mattke – $256,580; Mr. Miosi – $212,679; Mr. Thompson - $184,770; and Mr. Hughes – $209,652 (retired August 2023); and the lump-sum payments under the SERP would be: Mr. Mattke – $122,459; Mr. Miosi – $280,820; Mr. Thompson - $17,193; and Mr. Hughes – $142,645 (retired August 2023). As of December 31, 2023, Messrs. Mattke, Miosi, Thompson and Hughes were each eligible to receive reduced benefits under these plans upon termination of employment. If their employment had been terminated effective December 31, 2023, and each one elected to begin receiving payments immediately, the annual amounts payable under the Pension Plan would have been: Mr. Mattke – $87,571; Mr. Miosi – $181,895; Mr. Thompson - $184,770; and Mr. Hughes – $209,652 (retired August 2023); and the lump-sum payments under the SERP would have been: Mr. Mattke – $32,109; Mr. Miosi – $254,409; Mr. Thompson - $17,193; and Mr. Hughes – $142,645. The discount rate and post-retirement mortality assumptions used to calculate the lump-sum payments differ from the factors used in our financial statements.

Named Executive Officers Hired on or after January 2, 2014
For Mr. Colson and Ms. Maggio, the accumulated benefit in the Cash Balance Component of the Pension Plan is based on an annual credit of 4% of his or her plan eligible compensation (described above) and an annual interest credit based on the yield of the 30-year Treasury securities. Similar to the Prior Plan Component of the Pension Plan, benefits in excess of the qualified plan are eligible for accrual in the SERP. Benefits in the Cash Balance Component fully vest upon the earlier of three years of service or attainment of normal retirement age, therefore, the benefit of each NEO is fully vested. If the employment of Mr. Colson and Ms. Maggio terminated effective December 31, 2023, the lump-sum payments at age 65 under the Pension Plan would be: Mr. Colson – $400,540, and Ms. Maggio – $308,131. As of December 31, 2023, Mr. Colson and Ms. Maggio were each eligible to receive benefits under these plans upon termination of employment. If their employment had been terminated effective December 31, 2023, and each one elected to begin receiving payments immediately, the lump-sum payments would have been: Mr. Colson – $152,648; Ms. Maggio – $207,563. The discount rate and post-retirement mortality assumptions used to calculate the lump-sum payments differ from the factors used in our financial statements.

MGIC Investment Corporation – 2024 Proxy Statement │ 59

Payments Upon Termination or Change in Control — COMPENSATION AND RELATED TABLES
Potential Payments Upon Termination or Change in Control
The following table summarizes the estimated value of payments to each of the NEOs assuming the triggering event or events indicated occurred on December 31, 2023.

Name	Termination Scenario	Total ($)	Cash Payment[1] ($)	Value of Restricted Equity and Stock Options that will Vest on an Accelerated Basis[2] ($)	Value of Restricted Equity and Stock Options Eligible for Continued Vesting[2] ($)	Value of Other Benefits[3] ($)
Timothy Mattke	Change in control with qualifying termination	39,002,809	5,942,754	32,861,942		198,113
	Change in control without qualifying termination	—
	Disability	22,330,374			22,330,374
	Death	17,063,992		17,063,992
Nathaniel Colson	Change in control with qualifying termination	11,810,262	2,464,012	9,211,689		134,561
	Change in control without qualifying termination	—
	Disability	6,287,788			6,287,788
	Death	4,783,091		4,783,091
Salvatore Miosi	Change in control with qualifying termination	20,718,277	4,201,360	16,345,304		171,613
	Change in control without qualifying termination	—
	Disability	11,447,901			11,447,901
	Death	8,438,526		8,438,526
Paula Maggio	Change in control with qualifying termination	11,244,144	2,927,192	8,172,691		144,261
	Change in control without qualifying termination	—
	Disability	5,723,980			5,723,980
	Death	4,219,282		4,219,282
Steven Thompson	Change in control with qualifying termination	10,644,458	2,369,426	8,172,691		102,341
	Change in control without qualifying termination	—
	Disability	5,723,980			5,723,980
	Death	4,219,282		4,219,282
James Hughes	Retirement	2,614,694			2,614,694

1    As described further in "Change in Control Agreements and Severance Pay” below, each of our current NEOs is a party to a KEESA that may provide for payments after a change in control. A qualifying termination is a termination within three years after the change in control by the Company other than for cause, death or disability or by the executive for good reason. Amounts are payable in one or two lump sums, depending on limits on amounts that may be paid within six months under applicable tax rules and regulations. The first lump sum is payable within 10 business days after the termination date and the second lump sum, if required by applicable tax rules and regulations, is payable six months thereafter.

Payments under the KEESAs are capped by reducing such payments to an amount that will not trigger payment of federal excise taxes on such payment (the Cut-Back Provision), but only if the resulting after-tax value to the participant of the total payments upon a change in control would be greater than the after-tax value to the participant if the cash payments were not so reduced with the participant responsible for the excise taxes.

60 │ MGIC Investment Corporation – 2024 Proxy Statement

COMPENSATION AND RELATED TABLES — Payments Upon Termination or Change in Control
2    For other than Mr. Hughes, the value attributed to restricted equity that accelerates or is eligible for continued vesting is calculated using the closing price on the NYSE on December 31, 2023. Under the agreements governing the terms of the equity awards, upon an NEO's death, the target number of restricted stock units granted will vest immediately; and upon an NEO's disability, restricted stock units will continue to vest. The values shown for continued vesting in the case of disability are as shown in the table titled "Outstanding Equity Awards at 2023 Fiscal Year-End."
Mr. Hughes retired in August 2023; he did not receive a 2023 annual equity grant. Our standard terms for stock awards in 2021 and 2022 provided that retirement will not result in forfeiture of the awards, if, among other requirements, the award recipient retires at or after age 62, has been employed by us for at least seven years and continues in our employment for no less than one year after the date of the award ("the employment continuation condition"). However, beginning with 2023 stock awards, the Company reduced the retirement age from 62 to 60. Because of the change to the retirement program, Mr. Hughes having reached the age of 60, and in recognition of his 37 years of service to the Company, the employment continuation condition associated with Mr. Hughes' 2021 award was waived. The award remained subject to the performance condition described in "Components of our Executive Compensation Program - 2022 and 2021 Long Term Equity Awards" in our CD&A. In consideration for the waiver of the employment continuation condition, Mr. Hughes entered into a non-competition agreement with us. The amount shown in this column represents the value of awards using the closing price on the NYSE on the date of his retirement (August 1, 2023). Mr. Hughes' 2022 award was forfeited.
3    In connection with a change in control, other benefits include three years of health and welfare benefits, outplacement costs, and an allowance for tax, legal and accounting fees.
For an estimate of the value of pension benefits for an NEO upon retirement, please see the Pension Benefits Table.
Change in Control Agreements and Severance Pay
Key Executive Employment and Severance Agreement
Each of our NEOs is a party to a KEESA. Under the KEESAs, if a change in control occurs and the executive’s employment is terminated within three years after the change in control (this period is referred to as the employment period), other than for cause, death or disability, or if the executive terminates his or her employment for good reason, the executive is generally entitled to receive a termination payment of twice the sum of his or her annual base salary, his or her targeted bonus award at the time of termination, and an amount for pension accruals and profit sharing and matching contributions to our tax‑qualified defined contribution plan, subject to reduction as described below. This termination payment is payable in one or two lump sums, depending on limits on amounts that may be paid within six months under applicable tax rules and regulations. The first lump sum is payable within 10 business days after the termination date and the second lump sum, if required by applicable tax rules and regulations, is payable six months thereafter.
The KEESAs provide that, for a period of twelve months after a termination for which a payment is required, the executive is subject to non-competition and non-solicitation provisions. The KEESAs also impose confidentiality obligations on our executives.
Under the KEESAs, a change in control generally would occur upon the acquisition by certain unrelated persons of 25% or more of our Common Stock; an exogenous change in the majority of our Board of Directors; certain mergers, consolidations or share exchanges or related share issuances; or our sale or disposition of all or substantially all of our assets. We would have “cause” to terminate an executive under a KEESA if the executive were intentionally to engage in certain bad faith conduct causing demonstrable and serious financial injury to us; to be convicted of certain felonies; or to willfully, unreasonably and continuously refuse to perform his or her existing duties or responsibilities. An executive would have “good reason” under his or her KEESA if we were to breach the terms of the KEESA or make certain changes to the executive’s position or working conditions.
While the executive is employed during the employment period, the executive is entitled to a base salary no less than the base salary in effect prior to the change in control and targeted and maximum bonus opportunities of no less than the targeted and maximum bonus opportunities in effect prior to the change in control. The executive is also entitled to annual equity awards that are as favorable (in terms of grant date fair value and length of vesting period) as the more favorable of those granted in the year of the change in control or the year prior. This benefit may be offset by value provided through an increase to another pay element (for example, if the new employer does not offer equity compensation). The
MGIC Investment Corporation – 2024 Proxy Statement │ 61

Payments Upon Termination or Change in Control — COMPENSATION AND RELATED TABLES
executive is also entitled to participate in medical and other specified benefit plans. Such benefits include life insurance benefits made available to salaried employees generally and other benefits provided to executives of comparable rank, including supplemental retirement benefits and periodic physicals.
If outstanding equity awards are not assumed or the executive does not receive a substitute award from the acquirer in the change in control transaction, performance-vesting RSUs will vest based on the greater of target performance, performance as measured through the date of the change in control (as measured against a pro-rated portion of the performance goal) or the most recently forecasted performance through the end of the performance period. The same approach applies to unvested performance-vesting RSUs upon a covered termination.
If the executive experiences a qualified termination, the calculation of the termination payment that will be payable to the executive is the same regardless of when during the employment period the covered termination occurs. An executive would receive a pro rata bonus; such pro rata bonus would be calculated and paid on the basis of the greater of performance as measured through the termination date or the most recently forecasted performance through the end of the performance period. He or she is also entitled to continued life and health insurance for twenty-four months or, if earlier, the time he or she obtains similar coverage from a new employer, outplacement services and up to a total of $10,000 to cover tax preparation, legal and accounting services relating to the KEESA termination payment.
The KEESAs provide no gross-ups by the Company for excise tax payments resulting from payments upon a change in control. The form of KEESA is filed as an exhibit to our Form 10-K. The foregoing description is only a summary and is qualified by the actual terms of the KEESA.
Post-Termination Vesting of Certain Restricted Stock Units
In general, under the terms of our Restricted Stock Unit Agreements ("Grant Agreements") our restricted stock units ("RSUs") outstanding as of December 31, 2023 are forfeited upon a termination of employment, other than as a result of the award recipient’s death (in which case the target number of RSUs vest) or disability (in which case the RSUs continue to vest according to the schedule in the Grant Agreement). In general, the terms of our Grant Agreements provide that, if employment terminates by reason of retirement after age 62 for a recipient who has been employed by us for at least seven years, RSUs granted at least one year prior to the date of the employment termination will continue to vest if the recipient enters into a non-competition agreement with us. For RSUs granted after January 1, 2023, the same general conditions apply, but continued vesting is available to employees who retire after reaching the age of 60 who have been employed by us for at least seven years.
Our Grant Agreements provide that the RSUs will not vest upon a change in control if the MDNG Committee reasonably determines in good faith prior to the occurrence of the change in control that the awards will be assumed or replaced by the employee’s employer immediately following the change in control with an alternative award meeting specified requirements. For purposes of the table above, we assume that the awards will be so assumed or replaced.
If there is a change in control with a qualified termination of employment, the RSUs granted in 2021 would immediately vest, and the RSUs granted in 2022 and 2023 would vest by assuming that the performance goals had been achieved equal to the greater of: (a) target performance, (b) performance measured through the employment termination date, with the performance goal adjusted to reflect the portion of the performance period that has lapsed through the termination date, and (c) the most recently forecasted performance through the end of the performance period.

62 │ MGIC Investment Corporation – 2024 Proxy Statement

COMPENSATION AND RELATED TABLES — CEO Pay Ratio

2023 CEO Pay Ratio
The following table shows the ratio of the median of the annual total compensation of all of our employees, except the CEO, to the annual total compensation of the CEO.

Median of the 2023 Annual Total Compensation of all of our Employees, except the CEO	2023 Annual Total Compensation of the CEO	Ratio of the Median of the 2023 Annual Total Compensation of all of our Employees, except the CEO, to the Annual 2023 Total Compensation of the CEO
$175,863	$8,012,463	1:46
The 2023 Annual Total Compensation of the median employee, and the 2023 Annual Total Compensation of the CEO, were calculated in accordance with the rules applicable to the Summary Compensation Table, adjusted to include the value of tax-exempt, non-discriminatory health benefits provided by us.
Our median 2023 employee was determined by considering, for each employee employed by us and our consolidated subsidiaries as of December 31, 2023, the sum of "401K eligible earnings" and the positive "change in pension value" (if any) during 2023. “401K eligible earnings” includes base wages, commission, overtime pay and bonuses paid in 2023. The "401K eligible earnings" are derived from our payroll records. The "change in pension value" is calculated in the same manner as it is for the Summary Compensation Table and is provided by our pension consultant.

MGIC Investment Corporation – 2024 Proxy Statement │ 63

COMPENSATION AND RELATED TABLES - Pay for Performance
2023 Pay for Performance
The following table shows the relationship between executive compensation actually paid to our named executive officers ("CAP") and the Company's financial performance for 2020 through 2023.

	CEO[1]		Non-CEO NEOs[2]		Value of Initial Fixed $100 Investment Based on:			Adjusted Book Value per Share Growth[4]
Year	Summary Compensation Table ("SCT") Total ($)	Compensation Actually Paid[5] ($)	Average Summary Compensation Paid ($)	Average Compensation Actually Paid[6] ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return[3] ($)	Net Income ($)	($)	(%)[9]
2023	7,984,013	21,398,358	2,793,593	5,858,792	149.97	162.72	712,949,000	2.45	14
2022	6,886,074	7,897,495	2,839,667	3,307,887	98.39	124.79	865,349,000	2.80	19
2021	6,385,557	10,175,941	2,810,550	4,282,221	106.39	123.64	634,983,000	1.97	15
2020	5,517,169	4,067,781	2,563,301	1,816,815	90.78	96.64	446,093,000	1.32	11
1 Mr. Mattke is the CEO for all years shown.
2 The non-CEO NEOs for 2020-2022 are Messrs. Miosi, Colson, and Hughes, and Ms. Maggio. The non-CEO NEOs for 2023 are Messrs. Miosi, Colson, Hughes and Thompson, and Ms. Maggio.
3    The peer group total shareholder return shown is weighted according to the respective peers' stock market capitalization at the beginning of each period for which a return is indicated. The peer group includes those companies identified as 2023 peers in "Benchmarking Peers" in the CD&A. Our 2022 and 2021 peer group includes those companies identified in the solid box shown in our "Benchmarking Peer Group" table in the CD&A. The 2020 peer group includes those companies included in our 2021 Proxy Statement filed with the Securities and Exchange Commission: Ambac Financial Group, Inc., MBIA Inc., Arch Capital Group Ltd., Assured Guaranty Ltd., Essent Group Ltd., Fidelity National Financial Inc., First American Fin'l Corp., Flagstar Bancorp Inc., Genworth Financial Inc., NMI Holdings Inc. Ocwen Financial Corp. PennyMac Fin'l Services Inc., and Radian Group Inc.
As disclosed in our 2023 Proxy Statement filed with the Securities and Exchange Commission, in July 2022 the MDNG Committee approved changes to the Company's peer group for 2023 executive compensation as shown below. The market capitalization-weighted indexed total shareholder return of our 2022 compensation peers from 2020-2023, calculated as the value of an initial $100 investment on December 31, 2019 was $90.05, $116.05, $111.54, and $146.16, respectively. These values reflect a correction to an error in the calculations used for the values shown in the "2022 Pay for Performance" section of the Definitive Proxy Statement on Schedule 14A filed in 2023.

Removed	Added
Fidelity National Financial	Mr. Cooper Group
•Revenue and market capitalization have outgrown size range	•Mortgage originator and servicer with significant exposure to residential real estate, reasonably comparable revenue and market capitalization, and a common peer of the Company's direct peers
Genworth Financial	Enact Holdings
•Spun out its mortgage insurance segment and re-branded it as Enact Holdings	•Mortgage insurer spun off from Genworth Financial
4     The figures shown in this column are annual growth in adjusted book value per share ("ABVS"). ABVS represents shareholder's equity divided by common stock shares outstanding, adjusted for the net-of-tax, per share effects of accumulated other comprehensive income/(loss), litigation accruals, debt and common stock repurchases, shareholder dividends, the financial impacts of certain changes made by the GSEs inconsistent with prior business practices, and adjustments set forth in the Omnibus Incentive Plan, including without limitation, for the effect of changes in accounting rules and tax law.
In 2023, we considered cumulative ABVS growth our most important measure of financial performance. For information about the relationship between cumulative ABVS and our executive compensation, please see "2022 Long-Term Equity Awards" in our CD&A.
ABVS is a non-GAAP financial measure. For a description of how we calculate this measure and a reconciliation of this measure to its nearest comparable GAAP measure, see Appendix B.

64 │ MGIC Investment Corporation – 2024 Proxy Statement

COMPENSATION AND RELATED TABLES - Pay for Performance
5    The following table shows adjustments to the SCT Total for the CEO in order to determine CAP:

Year	SCT Total for CEO ($)	Equity Award Adjustments[7] ($)	Pension Benefits Adjustments[8] ($)	Compensation Actually Paid to CEO ($)
2023	7,984,013	13,654,334	(239,989)	21,398,358
2022	6,886,074	788,452	222,969	7,897,495
2021	6,385,557	3,723,543	66,841	10,175,941
2020	5,517,169	(1,055,218)	(394,170)	4,067,781

6    The following table shows adjustments to the average SCT Total for non-CEO NEOs in order to determine CAP:

Year	Average SCT Total for Non-CEO NEOs ($)	Average Equity Award Adjustments[7] ($)	Average Pension Benefits Adjustments[8] ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)
2023	2,793,593	3,125,637	(60,438)	5,858,792
2022	2,839,667	343,065	125,155	3,307,887
2021	2,810,550	1,468,170	3,501	4,282,221
2020	2,563,301	(551,503)	(194,983)	1,816,815

7     The Stock Awards reported in the SCT were adjusted as shown below for each applicable year and reflect the year-over-year change in the fair value of equity awards:

	Minus SCT Value of Equity Granted During the Year	Plus Fair Value at Year-end of Equity Granted During the Year	Increase (Decrease) from Prior Year-End in Fair Value of Awards that Vested During the Year	Year-over-Year Increase (Decrease) in Fair Value of Unvested Awards Granted in Prior Years	Total Equity Award Adjustments
CEO Equity Award Adjustment
2023	$(5,000,012)	9,045,893	286,461	9,321,992	13,654,334
2022	$(4,000,012)	3,802,340	64,230	921,894	788,452
2021	$(3,500,001)	6,220,556	(38,603)	1,041,591	3,723,543
2020	$(2,686,975)	2,256,156	(137,280)	(487,119)	(1,055,218)

Non-CEO NEO Equity Award Adjustments
2023	$(1,559,014)	2,659,682	78,281	1,946,688	3,125,637
2022	$(1,305,010)	1,240,519	67,773	339,783	343,065
2021	$(1,250,011)	2,212,577	(16,423)	522,027	1,468,170
2020	$(1,113,176)	934,693	(78,559)	(294,461)	(551,503)
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COMPENSATION AND RELATED TABLES - Pay for Performance
8     The total pension benefit adjustments for each applicable year replace the SCT values with the actuarially determined service cost for services rendered during the applicable year (the “service cost”) and the change in liability due to amendments to the plan. See additional discussion below.

	Change in Pension Value	Total Service Cost	Change in Liability due to Amendments	Payments	Total Pension Benefit Adjustments
CEO Pension Benefit Adjustments
2023	$(239,989)	—	—	—	(239,989)
2022	$—	167,999	54,970	—	222,969
2021	$(94,133)	150,713	3,362	6,899	66,841
2020	$(538,355)	134,761	2,745	6,679	(394,170)

Non-CEO NEO Pension Benefit Adjustments
2023	$(74,415)	—	—	13,977	(60,438)
2022	$(9,722)	100,543	33,204	1,130	125,155
2021	$(89,424)	90,381	(414)	2,958	3,501
2020	$(277,913)	83,271	(341)	—	(194,983)
9     Cumulative ABVS Growth is used to determine the number of restricted stock units that vest under our long-term equity awards granted under our executive compensation program. The annual percentage growth in ABVS is shown to provide context to the reader of this Proxy Statement.
Salary, Non-Equity Incentive Plan Compensation, Nonqualified Deferred Compensation Earnings and All Other Compensation are each calculated in the same manner for purposes of both CAP and SCT. There are two primary differences between the calculation of CAP and SCT total compensation:

	SCT Total	CAP
Pension	Year over year change in the actuarial present value of pension benefits.
Current year service cost and the change to any prior year service cost (if a plan amendment occurred during the year).

As of January 1, 2023 the pension plan was frozen (no future benefits accrue for participants due to employment and no new participants will be added). Participants continue to earn interest credits on applicable benefits.

Stock and Option Awards	Grant date fair value of stock and option awards granted during the year.	Year over year change in the fair value of stock and option awards that are expected to vest as of the end of the year, or vested or were forfeited during the year, including dividend equivalents as applicable. Vesting is tied to growth in the Company's adjusted book value per share, as described further in our CD&A.

The increased CAP for our CEO and other NEOs is primarily a result of the Company's record performance over the course of the last three years. Our CEO's 2023 CAP was most materially impacted by equity award adjustments for the year. The largest factors in the adjustment were the 48% stock price growth in 2023 and the performance with respect to the long-term equity awards.

66 │ MGIC Investment Corporation – 2024 Proxy Statement

COMPENSATION AND RELATED TABLES - Pay for Performance
Relationship between Company Total Shareholder Return (TSR) and Peer Group TSR and Company CAP and Company TSR. The graphs below illustrate the relationship between our TSR and the Peer Group TSR, as well as the relationship between CAP and our TSR for the CEO and other NEOs. For reference, SCT total compensation values for each year are also shown. As the graphs below illustrate, CAP amounts for our CEO and other NEOs are aligned with our TSR.

CEO Pay For Performance: Total Shareholder Return
Compensation Actually Paid ($millions)
Total Shareholder Return (TSR)
$25.0
$20.0
$15.0
$10.0
$5.0
$—
$175
$150
$125
$100
$75
$50
$100.00
$100.00
$96.64
$90.78
$123.64
$106.39
$124.79
$98.39
$162.72
$149.97
$5.5
$4.1
$6.4
$10.2
$6.9
$7.9
$8.0
$21.4
Dec. 31 2019
FY 2020
Dec. 31 2020
FY 2021
Dec. 31 2021
FY 2022
Dec. 31 2022
FY 2023
Dec. 31 2023
CEO SCT
CEO CAP
Peer Group TSR
MGIC TSR

Non-CEO Pay for Performance: Total Shareholder Return
Compensation Actually Paid ($millions)
$8.0
$6.0
$4.0
$2.0
$—
Total Shareholder Return (TSR)
$175
$150
$125
$100
$75
$50
$100.00
$100.00
$2.6
$1.8
$96.64
$90.78
$2.8
$4.3
$123.64
$106.39
$2.8
$3.3
$124.79
$98.39
2.8
5.9
$162.72
$149.97
Dec. 31 2019
FY 2020
Dec. 31 2020
FY 2021
Dec. 31 2021
FY 2022
Dec. 31 2022
FY 2023
Dec. 31 2023
Non-CEO SCP
Non-CEO CAP
Peer Group TSR
MGIC TSR

MGIC Investment Corporation – 2024 Proxy Statement │ 67

COMPENSATION AND RELATED TABLES - Pay for Performance
Relationship between CAP and GAAP Net Income. The graph below reflects the relationship between the CEO and average other NEO CAP and our GAAP Net Income. GAAP net income is not used as a metric in our annual or long-term incentive plans, but its value affects various metrics used to determine executive compensation.

Pay for Performance: Net Income
Compensation Actually Paid ($millions)
$25.0
$20.0
$15.0
$10.0
$5.0
$—
Net Income ($millions)
$1,000
$750
$500
$250
$0
$4.1
$1.8
446.1
$10.2
$4.3
635.0
$7.9
$3.3
865.3
$21.4
$5.9
712.9
FY 2020
FY 2021
FY 2022
FY 2023
CEO CAP
Other NEOs CAP
Net Income

Relationship between CAP and Adjusted Book Value per Share Growth (our Company-Selected Measures). The graph below reflects the relationship between CEO and average other NEO CAP and ABVS Growth. Cumulative ABVS Growth determines the number of restricted stock units that vest under our long-term equity awards granted under our executive compensation program, and it is an important driver of long-term shareholder value creation.

Pay for Performance: ABVS Growth

$25.0
$20.0
$15.0
$10.0
$5.0
$—
Compensation Actually Paid ($millions)
25%
20%
15%
10%
5%
—%
Cumulative ABVS Growth
$4.1
$1.8
11%
$10.2
$4.3
15%
$7.9
$3.3
19%
$21.4
$5.9
14%
FY 2020
FY 2021
FY 2022
FY 2023
CEO CAP
Other NEOs CAP
Cumulative ABVS Growth

68 │ MGIC Investment Corporation – 2024 Proxy Statement

COMPENSATION AND RELATED TABLES - Pay for Performance
This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K and does not necessarily reflect value actually realized by the executives or how our Committee evaluates compensation decisions in light of Company or individual performance. In particular, our Committee has not used CAP as a basis for making compensation decisions, nor has it used TSR or net income for purposes of determining incentive compensation. Additionally, as described above, Cumulative ABVS Growth is used to determine the number of restricted stock units that vest under our long-term equity awards granted under our executive compensation program.

Please refer to our CD&A for a discussion of our executive compensation program objectives and the ways in which we align executive compensation pay with performance.

The following table shows the performance measures considered most important for determining our 2023 executive compensation. The first four measures are financial performance measures and the fifth is non-financial.

Performance Measure
Cumulative Adjusted Book Value per Share Growth
Return on Equity (ROE)
New Insurance Written (NIW)
Insurance In Force (IIF)
Strategic Performance (Capital, ESG, and Transformation)
Cumulative adjusted book value per share growth is the sole measure by which vesting percentages of long-term equity awards is determined. ROE, NIW, and IIF are financial metrics, which along with our strategic performance objectives, are used to determine annual bonus percentages. For more information about each of these measures, please see "Annual Bonus" and "Long-Term Equity Awards" in our CD&A.

MGIC Investment Corporation – 2024 Proxy Statement │ 69

ITEM 3 - RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Item 3 – Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has reappointed the accounting firm of PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for the year ending December 31, 2024. As a matter of good corporate governance, the Board is seeking shareholder ratification of the appointment even though ratification is not legally required. If shareholders do not ratify this appointment, the Audit Committee will take this into consideration in its future selection of an independent registered public accounting firm. A representative of PwC is expected to attend the Annual Meeting and will be given an opportunity to make a statement and respond to appropriate questions.
Audit and Other Fees
For the years ended December 31, 2023 and 2022, PwC's fees for services were as shown in the table below.

	2023	2022
Audit Fees	$2,751,400	$2,618,500
Audit-Related Fees	163,000	165,500
Tax Fees	130,442	130,000
All Other Fees	2,900	4,150
Total Fees	$3,047,742	$2,918,150
Audit Fees relate to PwC’s review of our quarterly financial statements, audit of our year-end financial statements and internal controls over financial reporting, and agreed upon procedures performed in connection with our excess of loss reinsurance transactions. Audit-Related Fees relate to the preparation of a SOC2 report (SOC is an abbreviation for Service Organization Controls). Tax Fees relate to a review of our tax returns and a tax study. All Other Fees relate to subscriptions for an online library of financial reporting and assurance literature.
The rules of the SEC regarding auditor independence provide that independence may be impaired if the auditor performs services without the pre-approval of the Audit Committee. The Audit Committee’s policy regarding pre-approval of audit and allowable non-audit services to be provided by the independent auditor includes a list of services that are pre-approved as they become necessary and requires the Audit Committee’s pre-approval of a schedule of other services expected to be performed during the ensuing year prior to the start of the annual audit engagement. If we desire the auditor to provide a service that is not in either category, the service may be presented for pre-approval by the Audit Committee at its next meeting or may be pre-approved by the Chairperson (or another member designated by the Audit Committee). The member approving the service will be given detail regarding the service equivalent to the detail that would be given to the Audit Committee, and the Audit Committee will be notified of the approved service at its next regularly scheduled meeting. We periodically provide the Audit Committee with information about fees paid for services that have been approved and pre-approved. The Audit Committee pre-approved all of the services that PwC provided in 2022 and 2023.

70 │ MGIC Investment Corporation – 2024 Proxy Statement

ITEM 3 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Shareholder Vote Required
The affirmative vote of a majority of the votes cast on this matter is required for the ratification of the appointment of PwC as our independent registered public accounting firm. Abstentions and broker non-votes, if any, will not be counted as votes cast.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF PWC AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM. PROXY CARDS AND VOTING INSTRUCTION FORMS WILL
BE VOTED FOR RATIFICATION UNLESS A SHAREHOLDER GIVES OTHER INSTRUCTIONS
ON THE PROXY CARD OR VOTING INSTRUCTION FORM.

Report of the Audit Committee
The Audit Committee assists the Board of Directors in the oversight by the Board of Directors of the integrity of MGIC Investment Corporation’s financial statements, the effectiveness of its system of internal controls, the qualifications, independence and performance of its independent accountants, the performance of its internal audit function, and its compliance with legal and regulatory requirements.
The Audit Committee reviewed and discussed with management and PricewaterhouseCoopers LLP (PwC), MGIC Investment Corporation’s independent registered public accounting firm, its audited financial statements for the year ended December 31, 2023. The Audit Committee discussed with PwC the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the SEC. The Audit Committee also received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding auditor-audit committee communications about independence and discussed with PwC their independence from MGIC Investment Corporation and its management.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that MGIC Investment Corporation’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2023, which has been filed with the SEC. These are the same financial statements that appear in MGIC Investment Corporation’s Annual Report to Shareholders.
Members of the Audit Committee:
C. Edward Chaplin, Chair
Jay C. Hartzell
Teresita M. Lowman
Sheryl L. Sculley

MGIC Investment Corporation – 2024 Proxy Statement │ 71

OTHER MATTERS
Other Matters
Stock Ownership Information
Security Ownership of Directors and Executive Officers
The following table shows the amount of our Common Stock beneficially owned by each of our directors, director nominees and NEOs, and by all directors and executive officers as a group, as of March 8, 2024. Unless otherwise noted, the persons listed in the table have sole voting and investment power over their shares.

Name of Beneficial Owner	Common Stock Owned Directly[1]	Common Stock Owned Indirectly[2]	Restricted Stock and Common Stock Underlying RSUs[3]	Total Number of Shares Beneficially Owned	Director Phantom Share Units [4]	Restricted Stock Units [5]	Total Shares Beneficially Owned Plus Underlying Units	Percent of Class[6]
Analisa M. Allen	—	—	17,691	17,691	4,332	6,347	28,370	*
Daniel A. Arrigoni	17,361	30,000	—	47,361	—	6,347	53,708	*
C. Edward Chaplin	18,296	—	—	18,296	47,723	15,465	81,484	*
Curt S. Culver	20,569	1,047,114	—	1,067,683	—	6,347	1,074,030	*
Jay C. Hartzell	—	—	4,808	4,808	18,812	19,230	42,850	*
Timothy A. Holt	20,000	—	24,038	44,038	91,471	—	135,509	*
Jodeen A. Kozlak	14,065	—	8,574	22,639	28,292	6,347	57,278	*
Michael E. Lehman	34,939	—	27,088	62,027	1,543	—	63,570	*
Teresita M. Lowman	—	—	4,600	4,600	—	18,398	22,998	*
Sheryl L. Sculley	—	—	17,691	17,691	18,812	6,347	42,850	*
Michael L. Thompson	1,973	—	—	1,973	—	6,347	8,320	*
Mark M. Zandi	17,361	—	—	17,361	46,346	6,347	70,054	*
Timothy M. Mattke	594,291	—	546,022	1,140,313	—	876,610	2,016,923	*
Salvatore A. Miosi	—	384,844	312,014	696,858	—	387,457	1,084,315	*
Nathaniel H. Colson	59,503	—	156,008	215,511	—	245,673	461,184	*
James J. Hughes	—	53,349	156,008	209,357	—	—	209,357	*
Paula C. Maggio	110,422	—	156,008	266,430	—	193,729	460,159	*
Steven M. Thompson	62,872	—	156,008	218,880	—	140,725	359,605	*
All Directors and Executive Officers as a Group (19 Persons)	1,108,082	1,515,307	1,622,306	4,245,695	257,331	2,026,383	6,529,408	1.57%

72 │ MGIC Investment Corporation – 2024 Proxy Statement

STOCK OWNERSHIP
1    Includes shares for which investment power is shared as follows: all directors and executive officers as a group — 90,876.
2    Includes: (a) Shares held by a family trust affiliated with: Mr. Arrigoni — 30,000; Mr. Culver — 686,051; Mr. Miosi — 384,844; Mr. Hughes — 53,349; and all directors and executive officers as a group — 1,154,244; and (b) 361,063 shares held by a Foundation for which Mr. Culver has no pecuniary interest but shares voting and dispositive power.
3    Includes: (a) 3,050 shares underlying RSUs that were issued to Mr. Lehman pursuant to our former RSU award program (See “Compensation of Directors — Former RSU Award Program” in our 2015 Proxy Statement filed with the SEC on March 24, 2015 (our 2015 Proxy Statement); (b) Long-term Equity Awards granted to NEOs if such awards could be settled in shares of Common Stock within 60 days of the record date; and (c) Annual equity grants issued to each director and dividends reinvested on such shares, if such RSUs could be settled in shares of Common Stock within 60 days of the record date. No director has voting or investment power over the shares underlying these units.
4    Includes share equivalents held under our Deferred Compensation Plan for Non-Employee Directors (See “Compensation of Directors — Deferred Compensation Plan and Annual Grant of Share Units”) over which the directors have neither voting nor investment power. For all directors as a group — 257,331.
5    Represents shares underlying stock-settled RSUs that cannot be settled in Common Stock within 60 days of the record date. For all executive officers as a group — 1,928,860, for all directors as a group — 97,523.
6    As of March 8, 2024, no individual director or executive officer beneficially owned more than 1% of the Common Stock outstanding, and all directors and executive officers as a group beneficially owned 1.57% of the shares of Common Stock outstanding.
Security Ownership of Certain Beneficial Owners
The following table shows the amount of our Common Stock held by persons who were beneficial owners of more than 5% of our shares as of March 8, 2024, based on information filed with the SEC.

Name	Shares Beneficially Owned	Percent of Class
The Vanguard Group, Inc. 100 Vanguard Boulevard, Malvern, PA 19355	38,899,017[1]	14.5%
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	25,036,604[2]	9.3%
JPMorgan Chase & Co. 383 Madison Avenue, New York, NY 10179	14,774,488[3]	5.5%
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building 1, Austin, TX 78746	14,412,658[4]	5.4%

1
The Vanguard Group, Inc. reported ownership as of December 29, 2023. It reported that it had sole dispositive power for 38,406,398 shares and shared dispositive power for 492,619 shares. It further reported that it had sole voting power for no shares and shared voting power for 187,763 shares.

2
BlackRock, Inc. reported ownership as of December 31, 2023, on behalf of itself and certain subsidiaries. It reported that it had sole dispositive power for 25,036,604 shares and shared dispositive power for no shares. It further reported that it had sole voting power for 24,196,230 shares and shared voting power for no shares.

3
JPMorgan Chase & Co. reported ownership as of December 29, 2023, on behalf of itself and certain subsidiaries. It reported that it had shared dispositive power for 282 shares and sole dispositive power for 14,748,567 shares. It further reported that it had shared voting power for 282 shares and sole voting power for 13,882,156 shares.

4
Dimensional Fund Advisors reported ownership as of December 29, 2023. It reported that it had shared dispositive power for no shares and sole dispositive power for 14,412,658 shares. It further reported that it had shared voting power for no shares and sole voting power for 14,326,017 shares.

MGIC Investment Corporation – 2024 Proxy Statement │ 73

ABOUT THE MEETING AND PROXY MATERIALS
About the Meeting and the Proxy Materials
What is the purpose of the Annual Meeting?
At our Annual Meeting, shareholders will act on the matters outlined in our Notice of Annual Meeting preceding the Table of Contents, including election of the thirteen directors named in the Proxy Statement, an advisory vote to approve our executive compensation, ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024, and any other matters that properly come before the meeting.
Where will the meeting be held?
The 2024 Annual Meeting will be held entirely online via webcast. While you will not be able to attend the meeting at a physical location, we are committed to ensuring that shareholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting online, vote your shares electronically and submit questions during the virtual annual meeting. We are excited to provide expanded access, allowing shareholders to participate from any location, at no cost to them.
How do I attend the meeting?
There will be no physical location for the 2024 Annual Meeting. To attend the virtual meeting, please visit www.virtualshareholdermeeting.com/MTG2024. Online access for the meeting will begin at 8:45 a.m. Central time on April 25, 2024. The virtual meeting will begin promptly at 9:00 a.m. Central time on April 25, 2024. To participate in the meeting, you will need to enter the 16-digit control number that appears on your voting instruction form or proxy card, or follow the other instructions provided on the voting instruction form for attending the meeting.
How do I submit questions for the meeting?
During the meeting, shareholders may ask questions by visiting www.virtualshareholdermeeting.com/MTG2024, entering their control number as described above, and clicking the “Q&A” button once in the meeting. We intend to answer all questions submitted that are pertinent to the business of the meeting, as time permits and in accordance with our meeting procedures. We will post all such questions and their answers on our Investor Relations website for a period of 30 days after our meeting.
What if I experience technical difficulties entering the meeting?
Online access to the virtual meeting will open at 8:45 a.m. Central time, 15 minutes prior to the start of the meeting, to allow time for you to log in and test your computer audio system. We encourage you to access the meeting prior to the start time. A technical support telephone number will be available on the registration page at www.virtualshareholdermeeting.com/MTG2024.
Who is entitled to vote at the meeting?
Only shareholders of record at the close of business on March 8, 2024, the record date for the meeting, are entitled to receive notice of and to participate in the Annual Meeting. For each share of Common Stock for which you were shareholder of record on that date, you are entitled to one vote on each matter considered at the meeting. On the record date, 268,831,326 shares of Common Stock were entitled to vote.
74 │ MGIC Investment Corporation – 2024 Proxy Statement

ABOUT THE MEETING AND PROXY MATERIALS
What is a proxy?
A proxy is another person you legally designate to vote your shares. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card.
How do I vote my shares?
“Street Name” Holders: If you hold your shares in “street name,” meaning your shares are held in a stock brokerage account or by a bank or other nominee, your broker, bank or nominee has enclosed or provided a voting instruction form for you to use to direct the broker, bank or nominee how to vote your shares. Some of these institutions offer telephone and online voting. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares at the meeting.
Shareholders of Record: If you are a shareholder of record, meaning your shares are registered directly in your name with our stock transfer agent, Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Company, LLC), you may vote your shares in one of three ways:
•By Telephone — Call toll-free 1-800-690-6903 and follow the instructions. Have your proxy card available when you call.
•Online — Access www.proxyvote.com and follow the on-screen instructions. Have your proxy card available when you access the web page.
•By Mail — You may submit a proxy by completing, signing and dating your proxy card and mailing it in the accompanying pre-addressed envelope.
If you attend the Annual Meeting, you may withdraw your proxy and vote your shares at the meeting.
Please contact our Investor Relations personnel at (414) 347-2635 if you would like information about attending the virtual Annual Meeting and voting at the meeting.
Can I change my vote after I return my proxy card?
Yes. If you are a shareholder of record, you can revoke your proxy by advising our corporate Secretary in a writing that is received by her at any time before your shares are voted, by providing a new proxy with a later date, or by voting at the Annual Meeting. If your shares are held in street name by a broker, bank or nominee, you must follow the instructions of the broker, bank, nominee or plan trustee on how to change your vote.
If you are a shareholder of record or your shares are held in street name by a broker, bank or nominee, and if you attend the Annual Meeting, you may withdraw your proxy and vote your shares at the meeting.
How are the votes counted?
A quorum is necessary to hold the meeting and will exist if a majority of the 268,831,326 shares of Common Stock entitled to vote as of the record date are represented, in person or by proxy, at the meeting. Votes cast by proxy or in person at the meeting will be counted by Broadridge Financial Solutions, Inc., which has been appointed by our Board to act as inspector of election for the meeting. All shares voted by proxy are counted as present for purposes of establishing a quorum, including those that abstain or as to which the proxies contain “broker non-votes” as to one or more items.
“Broker non-votes” occur when a broker or other nominee does not vote on a particular matter because the broker or other nominee does not have authority to vote without instructions from the beneficial owner of the shares and has not received such instructions. Broker non-votes will not be counted as votes for or against any matter. Brokers and other nominees have discretionary authority to vote shares without instructions from the beneficial owner of the shares only for matters considered routine. For the
MGIC Investment Corporation – 2024 Proxy Statement │ 75

ABOUT THE MEETING AND PROXY MATERIALS
2024 Annual Meeting, nominees will only have discretionary authority to vote shares on the ratification of the appointment of the independent registered public accounting firm without instructions from the beneficial owner.
What are the Board’s recommendations?
Our Board of Directors recommends a vote FOR all of the nominees for director (Item 1), FOR approval of our executive compensation (Item 2), and FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2024 (Item 3).
If you sign and return a proxy card or voting instruction form without specifying how you want your shares voted, the named proxies will vote your shares in accordance with the recommendations of the Board for all Items and in their best judgment on any other matters that properly come before the meeting.
Will any other items be acted upon at the Annual Meeting?
The Board does not know of any other business to be presented at the Annual Meeting. No shareholder proposals will be presented at this year’s Annual Meeting.
What are the deadlines for submission of shareholder proposals, or for nominating or recommending a director candidate for nomination, for the next Annual Meeting?
Shareholders may submit proposals on matters appropriate for shareholder action at future Annual Meetings by following the SEC’s rules. Proposals intended for inclusion in next year’s proxy materials must be received by our Secretary no later than November 22, 2024. Additionally, shareholders may recommend a director candidate for consideration by the MDNG Committee by submitting background information about the candidate, a description of his or her qualifications and the candidate’s consent to being recommended as a candidate. If the candidate is to be considered for nomination at the next annual shareholder meeting, the submission must be received by our Corporate Secretary in writing no later than November 22, 2024.
Under our Amended and Restated Bylaws (Bylaws), a shareholder who wants to bring business before the Annual Meeting that has not been included in the proxy materials for the meeting, or who wants to nominate directors at the meeting, must be eligible to vote at the meeting and give written notice of the proposal to our corporate Secretary in accordance with the SEC rules and the procedures contained in our Bylaws. For the 2025 Annual Meeting, the notice must be received by the Secretary no later than February 4, 2025, and no earlier than January 10, 2025. The notice must describe the proposal and why it should be approved, identify any material interest of the shareholder in the matter, and include other information required by our Bylaws.
Who pays to prepare, mail and solicit the proxies?
We will pay the cost of soliciting proxies. In addition to soliciting proxies by mail, our employees may solicit proxies by telephone, email, facsimile or personal interview. We have also engaged D.F. King & Co., Inc. to provide proxy solicitation services for a fee of $14,500, plus expenses such as charges by brokers, banks and other nominees to forward proxy materials to the beneficial owners of our Common Stock.
76 │ MGIC Investment Corporation – 2024 Proxy Statement

ABOUT THE MEETING AND PROXY MATERIALS
Householding
The broker, bank or other nominee for any shareholder who holds shares in “street name” and is not a shareholder of record may deliver only one copy of this Proxy Statement and the Annual Report to Shareholders to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. We will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement and the Annual Report to Shareholders to a shareholder at a shared address to which a single copy of the document was delivered. A shareholder who wishes to receive a separate copy of the Proxy Statement and Annual Report to Shareholders, now or in the future, should submit a request to MGIC by telephone at (414) 347-2635 or by submitting a written request to Investor Relations, MGIC Investment Corporation, P.O. Box 488, MGIC Plaza, Milwaukee, WI 53201. Beneficial owners sharing an address who are receiving multiple copies of the Proxy Statement and Annual Report to Shareholders and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy be mailed to all shareholders at the shared address in the future.
MGIC Investment Corporation – 2024 Proxy Statement │ 77

APPENDIX A -— GLOSSARY
Glossary of Terms and Acronyms

Term	Description
ABVS	Adjusted Book Value per Share.
ASC	Accounting Standards Codification.
Benchmarking Peers	The peer group used by the MDNG Committee to benchmark executive compensation.
CAP	Compensation Actually Paid.
CD&A	Compensation Discussion & Analysis.
MDNG Committee	The Management Development, Nominating and Governance Committee of our Board.
Compensation Consultant	Frederic W. Cook & Co., the MDNG Committee’s independent compensation consultant.
CS	Corporate Sustainability.
EVP	Executive Vice President.
FASB	Financial Accounting Standards Board.
GAAP	Generally Accepted Accounting Principles in the United States.
IIF	Insurance in Force.
MGIC	Our wholly-owned subsidiary, Mortgage Guaranty Insurance Corporation.
Named Executive Officers	Our chief executive officer, our chief financial officer and our three other most highly compensated executive officers. The NEOs are the officers listed in the SCT.
NEOs	Named Executive Officers.
NIW	New Insurance Written.
NYSE	New York Stock Exchange.
ROE	Return on Equity.
RSUs	Restricted Stock Units.
SCT	Summary Compensation Table that appears on page 53.
SERP	Supplemental Executive Retirement Plan.
TSR	Total Shareholder Return.
TDC	Total direct compensation, which consists of base salary, bonus (or non-equity incentive compensation) and equity awards (valued at their grant date value reported in the SCT).
A - 1 │ MGIC Investment Corporation – 2024 Proxy Statement

APPENDIX B — RECONCILIATION OF NON-GAAP MEASURES
Explanation and Reconciliation of Our Use of Non-GAAP Financial Measures
Non-GAAP Financial Measures
We believe that use of the Non-GAAP measures of adjusted pre-tax operating income (loss), adjusted net operating income (loss) and adjusted net operating income (loss) per diluted share facilitate the evaluation of the company's core financial performance thereby providing relevant information to investors. These measures are not recognized in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance.
Adjusted pre-tax operating income (loss) is defined as GAAP income (loss) before tax, excluding the effects of net realized investment gains (losses), gain and losses on debt extinguishment, and infrequent or unusual non-operating items, where applicable.
Adjusted net operating income (loss) is defined as GAAP net income (loss) excluding the after-tax effects of net realized investment gains (losses), gain and losses on debt extinguishment, and infrequent or unusual non-operating items, where applicable. The amounts of adjustments to components of pre-tax operating income (loss) are tax effected using a federal statutory tax rate of 21%.
Adjusted net operating income (loss) per diluted share is calculated in a manner consistent with the accounting standard regarding earnings per share, by dividing (i) adjusted net operating income (loss) after making adjustments for interest expense on convertible debt, whenever the impact is dilutive, by (ii) diluted weighted average common shares outstanding, which reflects share dilution from unvested restricted stock units and from convertible debt when dilutive under the "if-converted" method.
Although adjusted pre-tax operating income (loss) and adjusted net operating income (loss) exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items represent items that are: (1) not viewed as part of the operating performance of our primary activities; or (2) impacted by both discretionary and other economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, along with the reasons for their treatment, are described below. Trends in the profitability of our fundamental operating activities can be more clearly identified without the fluctuations of these adjustments. Other companies may calculate these measures differently. Therefore, their measures may not be comparable to those used by us.
(1)Net realized investment gains (losses). The recognition of net realized investment gains or losses can vary significantly across periods as the timing of individual securities sales is highly discretionary and is influenced by such factors as market opportunities, our tax and capital profile, and overall market cycles.
(2)Gains and losses on debt extinguishment. Gains and losses on debt extinguishment result from discretionary activities that are undertaken to enhance our capital position, improve our debt profile, and/or reduce potential dilution from our outstanding convertible debt.
(3)Infrequent or unusual non-operating items. Items that are non-recurring in nature and are not part of our primary operating activities.

MGIC Investment Corporation – 2024 Proxy Statement │ B - 1

RECONCILIATION OF NON-GAAP MEASURES — APPENDIX B

Non-GAAP reconciliations

Reconciliation of Income before tax / Net income to Adjusted pre-tax operating income / Adjusted net operating income:

	Years Ended December 31,
	2023			2022			2021
(in thousands)	Pre-tax	Tax Effect	Net (after-tax)	Pre-tax	Tax Effect	Net (after-tax)	Pre-tax	Tax Effect	Net (after-tax)
Income before tax / Net income	$902,229	$189,280	$712,949	$1,090,034	$224,685	$865,349	$801,777	$166,794	$634,983
Adjustments:
Net realized investment (gains) losses	14,549	3,055	11,494	9,745	2,046	7,699	(7,009)	(1,472)	(5,537)
Loss on debt extinguishment	—	—	—	40,199	8,442	31,757	36,914	7,752	29,162
Adjusted pre-tax operating income / Adjusted net operating income	$916,778	$192,335	$724,443	$1,139,978	$235,173	$904,805	$831,682	$173,074	$658,608

Reconciliation of Net income per diluted share to Adjusted net operating income per diluted share:

	Years Ended December 31,
	2023			2022			2021
Weighted average diluted shares outstanding (in thousands)			287,155			311,229			351,308
Net income per diluted share			$2.49			$2.79			$1.85
Net realized investment (gains) losses			0.04			0.02			(0.02)
Loss on debt extinguishment			—			0.10			0.08
Adjusted net operating income per diluted share			$2.53			$2.91			$1.91
B - 2 │ MGIC Investment Corporation – 2024 Proxy Statement

APPENDIX B — RECONCILIATION OF NON-GAAP MEASURES

Non-GAAP reconciliations

Reconciliation of Income before tax / Net income to Adjusted pre-tax operating income / Adjusted net operating income:

	Years Ended December 31,
	2020			2019			2018
(in thousands)	Pre-tax	Tax Effect	Net (after-tax)	Pre-tax	Tax Effect	Net (after-tax)	Pre-tax	Tax Effect	Net (after-tax)
Income before tax / Net income	$559,263	$113,170	$446,093	$847,977	$174,214	$673,763	$844,150	$174,053	$670,097
Adjustments:
Additional income tax benefit (provision) related to IRS litigation	—	—	—	—	—	—	—	2,462	(2,462)
Net realized investment (gains) losses	(13,245)	(2,781)	(10,464)	(5,108)	(1,073)	(4,035)	1,353	284	1,069
Loss on debt extinguishment	26,736	5,615	21,121	—	—	—	—	—	—
Adjusted pre-tax operating income / Adjusted net operating income	$572,754	$116,004	$456,750	$842,871	$173,141	$669,728	$845,503	$176,799	$668,704

Reconciliation of Net income per diluted share to Adjusted net operating income per diluted share:

	Years Ended December 31,
	2020			2019			2018
Weighted average diluted shares outstanding (in thousands)			359,293			373,924			386,078
Net income per diluted share			$1.29			$1.85			$1.78
Additional income tax benefit (provision) related to IRS regulation			—			—			(0.01)
Net realized investment (gains) losses			(0.03)			(0.01)			—
Loss on debt extinguishment			0.06			—			—
Adjusted net operating income per diluted share (1)			$1.32			$1.84			$1.78
(1) For the year ended December 31, 2018, the reconciliation of net income per diluted share to adjusted net operating income per diluted share does not foot due to rounding of the adjustments.
MGIC Investment Corporation – 2024 Proxy Statement │ B - 3

RECONCILIATION OF NON-GAAP MEASURES — APPENDIX B
Reconciliation of Book Value per Share to Adjusted Book Value (ABV) per Share
Following is the reconciliation of book value per share to ABV per share used in determining vesting of each of the 2023, 2022 and 2021 equity awards.

Reconciliation of Book Value per Share to Adjusted Book Value per Share for 2023 Equity Awards

(In thousands, except per share amounts)	2023	2022
Shareholders' Equity (Book Value)	$5,072,017	$4,642,740
Divided by Shares Outstanding	272,494	293,433
Book Value per Share	$18.61	$15.82

Adjusted Book Value for 2023 Equity Awards (from below)	$5,856,378	$5,124,251
Divided by Shares Outstanding (from below)	294,167	293,433
Adjusted Book Value per Share for 2023 Equity Awards	$19.91	$17.46
Shareholders' Equity (Book Value)	$5,072,017	$4,642,740
Common Stock Repurchases	343,819	—
Dividends	124,261	—
Accumulated Other Comprehensive (Income) Loss	316,281	481,511
Adjusted Book Value for 2023 Equity Awards	$5,856,378	$5,124,251
Shares Outstanding	272,494	293,433
Common Stock Repurchases	21,673	—
Adjusted Shares Outstanding	294,167	293,433
The grant documents and the Omnibus Incentive Plan for the 2023 equity awards provide for certain specific eliminations in arriving at adjusted book value per share, as follows:
•Accumulated Other Comprehensive Income (Loss)
•Certain Litigation Settlements / Judgments
•Repurchases of Common Stock
•Repurchases of Debt
•Adjustments for Changes in Tax Laws
•Adjustments for Changes in Accounting Principle
•Dividends
In addition, the Omnibus Incentive Plan allows the MDNG Committee to revise the performance goals if significant events occur during a performance period that the MDNG Committee expects will have a substantial effect on the performance goals.

B - 4 │ MGIC Investment Corporation – 2024 Proxy Statement

APPENDIX B — RECONCILIATION OF NON-GAAP MEASURES

Reconciliation of Book Value per Share to Adjusted Book Value per Share for 2022 Equity Awards

(In thousands, except per share amounts)	2023	2022	2021
Shareholders' Equity (Book Value)	$5,072,017	$4,642,740	$4,861,382
Divided by Shares Outstanding	272,494	293,433	320,336
Book Value per Share	$18.61	$15.82	$15.18
Adjusted Book Value for 2022 Equity Awards (from below)	$6,385,738	$5,653,611	$4,741,685
Divided by Shares Outstanding (from below)	321,946	321,212	320,336
Adjusted Book Value per Share for 2022 Equity Awards	$19.83	$17.60	$14.80
Shareholders' Equity (Book Value)	$5,072,017	$4,642,740	$4,861,382
Common Stock Repurchases	729,533	385,714	—
Dividends	236,150	111,889	—
Loss on Debt Extinguishment, Net of Tax	31,757	31,757	—
Accumulated Other Comprehensive (Income) Loss	316,281	481,511	(119,697)
Adjusted Book Value for 2022 Equity Awards	$6,385,738	$5,653,611	$4,741,685
Shares Outstanding	272,494	293,433	320,336
Common Stock Repurchases	49,452	27,779	—
Adjusted Shares Outstanding	321,946	321,212	320,336

Reconciliation of Book Value per Share to Adjusted Book Value per Share for 2021 Equity Awards

(In thousands, except per share amounts)	2023	2022	2021	2020
Shareholders' Equity (Book Value)	$5,072,017	$4,642,740	$4,861,382	$4,698,986
Divided by Shares Outstanding	272,494	293,433	320,336	338,573
Book Value per Share	$18.61	$15.82	$15.18	$13.88
Adjusted Book Value for 2021 Equity Awards (from below)	$6,805,475	$6,073,348	$5,161,421	$4,482,165
Divided by Adjusted Shares Outstanding (from below)	349,936	340,202	339,326	338,573
Adjusted Book Value per Share for 2021 Equity Awards	$19.96	$17.85	$15.21	$13.24
Shareholders' Equity (Book Value)	$5,072,017	$4,642,740	$4,861,382	$4,698,986
Litigation Accruals, Net of Tax	4,977	4,977	4,977	—
Common Stock Repurchases	1,020,351	676,532	290,818	—
Dividends	330,930	206,669	94,779	—
Loss on Debt Extinguishment, Net of Tax	60,919	60,919	29,162	—
Accumulated Other Comprehensive (Income) Loss	316,281	481,511	(119,697)	(216,821)
Adjusted Book Value for 2021 Equity Awards	$6,805,475	$6,073,348	$5,161,421	$4,482,165
Shares Outstanding	272,494	293,433	320,336	338,573
Common Stock Repurchases	68,442	46,769	18,990	—
Adjusted Shares Outstanding	349,936	340,202	339,326	338,573

MGIC Investment Corporation – 2024 Proxy Statement │ B - 5

MGIC Investment Corporation

MGIC Plaza
Milwaukee, WI 53202
mtg.mgic.com

©2024 MGIC Investment Corporation
All rights reserved

21-50335 3/24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Meeting, Proxy Statement and 2023 Annual Report are available at www.proxyvote.com.

V37041-P06156

MGIC INVESTMENT CORPORATION
Annual Meeting of Shareholders
April 25, 2024
9:00 a.m. Central Time

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 25, 2024.

I hereby appoint TIMOTHY J. MATTKE and NATHANIEL H. COLSON, and either one of them, as my proxy and attorney-in-fact, with full power of substitution by the Board of Directors of MGIC Investment Corporation (MGIC), to represent and vote, according to my choices on this proxy card, all shares of Common Stock of MGIC which I am entitled to vote at the Annual Meeting of Shareholders to be held virtually at www.virtualshareholdermeeting.com/MTG2024 on Thursday, April 25, 2024, at 9:00 a.m. Central Time, and at any adjournment, and in the discretion of the proxies on any other business properly brought before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

Continued and to be signed on reverse side

SCAN TO
VIEW MATERIALS & VOTE

MGIC INVESTMENT CORPORATION
250 EAST KILBOURN AVE.
MILWAUKEE, WI 53202

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 24, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MTG2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow below available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 24, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V37040-P06156

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MGIC INVESTMENT CORPORATION

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Analisa M. Allen
02) Daniel A. Arrigoni
03) C. Edward Chaplin
04) Curt S. Culver
05) Jay C. Hartzell
06) Timothy A. Holt
07) Jodeen A. Kozlak
08) Michael E. Lehman
09) Teresita M. Lowman
10) Timothy J. Mattke
11) Sheryl L. Sculley
12) Michael L. Thompson
13) Mark M. Zandi

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: You may attend the Annual Meeting via the Internet and if you hold the shares directly you may also vote during the Annual Meeting. Have the information that is printed in the box marked with the arrow on your Proxy Card available and follow the instructions.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date